Exhibit C



                              AMENDED AND RESTATED


                               OPERATING AGREEMENT


                                       OF


                               BIRCH HOLDINGS LLC





                      ------------------------------------

                            Dated as of July 17, 1996

                      ------------------------------------
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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

ARTICLE I      FORMATION; PURPOSES; DEFINITIONS................................2

      1.1      Formation.......................................................2
      1.2      Company Name....................................................2
      1.3      Term............................................................2
      1.4      Purposes........................................................3
      1.5      Powers of the Company...........................................3
      1.6      Principal Place of Business.....................................4
      1.7      Qualification in Other Jurisdictions............................5
      1.8      Definitions.....................................................5
      1.9      Usage Generally................................................19

ARTICLE II     CAPITAL CONTRIBUTIONS; CAPITAL
               ACCOUNTS; ALLOCATIONS; DISTRIBUTIONS...........................20

      2.1      Initial Capital Contribution...................................20
      2.2      Additional Contributions.......................................21
      2.3      Capital Accounts...............................................23
      2.4      Allocations....................................................24
      2.5      Allocations for Tax Purposes...................................30
      2.6      Distributions..................................................30
      2.7      No Return......................................................32
      2.8      Withholding....................................................32

ARTICLE III    ACCOUNTING; FINANCIAL AND TAX MATTERS..........................33

      3.1      Books and Records; Reports.....................................33
      3.2      Fiscal Year....................................................34
      3.3      Bank and Investment Accounts...................................34
      3.4      Tax Matters Person.............................................35
      3.5      Tax Elections and Accounting Decisions.........................35

ARTICLE IV     MEMBERS........................................................35

      4.1      Meeting of Members.............................................35
      4.2      Quorum; Adjournment............................................37
      4.3      Voting Rights..................................................38
      4.4      Proxies........................................................38
      4.5      No Liabilities.................................................38
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ARTICLE V      MANAGEMENT OF THE COMPANY......................................39

      5.1      Management of the Company......................................39
      5.2      Designation and Removal of Management Committee Persons........39
      5.3      Meetings of the Management Committee...........................43
      5.4      Quorum and Voting..............................................44
      5.5      Procedural Matters of the Management Committee.................45
      5.6      Designation of Officers, Term, etc.............................46
      5.7      DZ Option Plan.................................................48
      5.8      Certain Post-Conversion Matters................................49
      5.9      Management of DZ Bankruptcy....................................53

ARTICLE VI     EXCULPATION; INDEMNIFICATION; LIABILITY;
               OUTSIDE BUSINESS...............................................55

      6.1      Exculpation....................................................55
      6.2      Indemnification................................................56
      6.3      Outside Businesses.............................................58

ARTICLE VII    DISSOLUTION; LIQUIDATION AND WINDING-UP........................59

      7.1      Events of Dissolution..........................................59
      7.2      Liquidation and Winding-Up.....................................60
      7.3      Calculation of Gain or Loss....................................62
      7.4      Claims of the Members..........................................62
      7.5      Survival of Rights, Duties and Obligations.....................63

ARTICLE VIII   TRANSFER; ADMISSION OF MEMBERS
                   RIGHT OF FIRST OFFER ......................................63

      8.1      General Restrictions...........................................63
      8.2      Permitted Transfers............................................65
      8.3      Procedures for Transfers.......................................66
      8.4      Admission of Additional Members by the Company.................68
      8.5      Additional or Substituted Members..............................68
      8.6      Rights of First Offer and First Refusal Pre-Senior Debt
               Conversion Date................................................70
      8.7      Right of First Offer Post-Senior Debt Conversion Date..........76
      8.8      Take-Along Right of SM Acquisition.............................80
      8.9      Tag-Along Rights...............................................80
      8.10     Election to Adjust Tax Basis...................................81
      8.11     Certain Transfers..............................................82
      8.12     Notice of Certain Transfers....................................82
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ARTICLE IX     GENERAL PROVISIONS.............................................82

      9.1      Notices........................................................82
      9.2      Power of Attorney..............................................83
      9.3      Entire Agreement; Non-Waiver...................................84
      9.4      Amendments.....................................................85
      9.5      Further Assurances.............................................85
      9.6      Applicable Law.................................................85
      9.7      Severability...................................................85
      9.8      Counterparts...................................................85
      9.9      Table of Contents and Headings.................................86
      9.10     No Third Party Rights..........................................86
      9.11     Changes of Law.................................................86

Schedules

      2.1      Members; Initial Capital Contributions; Interests
      5.2      Initial Management Committee Persons


Exhibits

      Exhibit A   BF Warrant Agreement
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                                                                               1


                    AMENDED AND RESTATED OPERATING AGREEMENT

                                       OF

                               BIRCH HOLDINGS LLC

            This Amended and Restated Operating Agreement (the "Agreement") of BIRCH HOLDINGS LLC, a New York limited liability company (the "Company"), dated as of July 17, 1996, is adopted and entered into by and among BIRCH ACQUISITION LLC, a New York limited liability company f/k/a Santa Maria Acquisition LLC ("SM Acquisition"), and B1 Investments LLC, a Delaware limited liability company ("BF Acquisition"), as Members (as hereinafter defined), and MARTIN S. DAVIS, an individual (the "Withdrawing Member"). Capitalized terms used herein without definition shall have the respective meanings set forth in Section 1.8 hereof.

            The Company was formed as of April 30, 1996, pursuant to the provisions of the Act upon the filing of the Articles of Organization with the Secretary of State of the State of New York (the "Articles of Organization") and the execution of an Operating Agreement, dated as of April 30, 1996, between SM Acquisition and the Withdrawing Member, as amended by Amendment thereto, dated as of May 6, 1996 (as so amended, the "Original Agreement").

            The Withdrawing Member wishes to withdraw from the Company as a Member. The Company wishes to admit BF Acquisition as a Member, and the Members wish to amend and restate the Original Agreement as set forth below.
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            Accordingly, the parties agree as follows:

            1. The Withdrawing Member hereby withdraws as a Member of the Company, and each Member hereby consents to such withdrawal of the Withdrawing Member and elects to continue the Company following such withdrawal.

            2. BF Acquisition is hereby admitted to the Company as a Member.

            3. The Members agree that the Original Agreement is hereby amended and restated to read in its entirety as follows:

                                   ARTICLE I.

                        FORMATION; PURPOSES; DEFINITIONS

            1.1 Formation. The Company was formed as of April 30, 1996, pursuant to the provisions of the Act upon the filing of the Articles of Organization with the Secretary of State of the State of New York and the execution of the Original Agreement. The Members hereby agree that the Company shall be governed by the terms and conditions of this Agreement.

            1.2 Company Name. The name of the Company is "Birch Holdings LLC". The Management Committee may change the Company's name at any time in accordance with this Agreement and the provisions of the Act.

            1.3 Term. The term of the Company commenced upon the filing of the Articles of Organization with the Secretary of State of the State of New York on April 30, 1996, and shall continue in perpetuity, unless dissolved earlier pursuant to the provisions of Article VII herein.
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            1.4 Purposes. The Company shall be organized for the purpose of engaging in any lawful act or activity for which a limited liability company may be formed under the Act, including, without limitation, purchasing the claims of certain banks and others against DZ (as hereinafter defined).

            1.5 Powers of the Company. The Company shall have the power and authority to take any and all actions necessary, appropriate, proper, advisable, convenient or incidental to or in furtherance of the purposes set forth in
Section 1.4, including, but not limited to, the power:

                  (i) to conduct its business, carry on its operations and have and exercise the powers granted to a limited liability company by the Act in any state, territory, district or possession of the United States, or in any foreign country, as may be necessary, convenient or incidental to the accomplishment of the purposes of the Company;

                  (ii) to enter into, perform and carry out contracts of any kind, including, but not limited to, contracts with any Member or any Affiliate thereof, as may be necessary, convenient or incidental to the accomplishment of the purposes of the Company;

                  (iii) to appoint officers, employees and agents of the Company, and define their duties and fix their compensation;

                  (iv) to sue and be sued, complain and defend, and participate in administrative or other proceedings, in its name;
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                  (v) to indemnify any Person in accordance with the Act and to obtain any and all types of insurance;

                  (vi) to cease its activities and cancel its Articles of Organization;

                  (vii) to negotiate, enter into, renegotiate, extend, renew, terminate, modify, amend, waive, execute, acknowledge or take any other action with respect to any lease, contract or other agreement in respect of any assets of the Company;

                  (viii) to borrow money and issue evidences of indebtedness, and to secure the same by a mortgage, pledge or other lien on the assets of the Company;

                  (ix) to pay, collect, compromise, litigate, arbitrate or otherwise adjust or settle any and all other claims or demands of or against the Company; and

                  (x) to make, execute, acknowledge and file any and all documents or instruments as may be necessary, convenient or incidental to the accomplishment of the purposes of the Company.

            1.6 Principal Place of Business. The principal place of business of the Company shall be at c/o Wellspring Associates L.L.C., 620 Fifth Avenue, Suite 216, New York, New York 10020, or at such other or additional place or places of business as the Management Committee shall reasonably determine from time to time.

            1.7 Qualification in Other Jurisdictions. The Company may be qualified, or registered under assumed or fictitious name statutes or similar laws in any
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                                                                               5


jurisdiction in which the Company transacts or proposes to transact business and where such qualification or registration is required or desirable. The officers of the Company may execute, deliver and file any certificates and other documents and take any and all actions as may be necessary or desirable to obtain such qualification or registration.

            1.8 Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

            "Act" shall mean the Limited Liability Company Law of the State of New York, as amended from time to time.

            "Adjusted Capital Account" shall have the meaning set forth in
Section 2.4(f)(i) hereof.

            "Affiliate" shall mean, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with such Person. For the purposes of this definition, "control," when used with respect to any specified Person, shall mean the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through ownership of voting securities or other ownership interests, by contract or otherwise; and the term "controlled" shall have the correlative meaning.

            "Agreement" shall have the meaning set forth in the preamble hereto.

            "Applicable Tax Rate" shall mean (i) in the case of each of SM Acquisition and BF Acquisition, the highest effective marginal combined federal, New York State and New York City income tax rate applicable to individuals for the taxable year in question and (ii) in the case of any other Member, the highest effective
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marginal combined federal and applicable state and local income tax rate for the taxable year in question.

            "Bankruptcy" of a Member shall mean (i) the filing by such Member of a voluntary petition seeking liquidation, reorganization, arrangement or readjustment, in any form, of its debts under Title 11 of the United States Code (or corresponding provisions of future laws) or any other bankruptcy or insolvency law, or such Member's filing an answer consenting to or acquiescing in any such petition, (ii) the making by such Member of any assignment for the benefit of its creditors or the admission of such Member in writing of its inability to pay its debts as they mature (iii) such Member seeking, consenting to or acquiescing in the appointment of a trustee, receiver or liquidator of or for all or any substantial part of such Member's assets, (iv) the expiration of 180 days after the filing of any involuntary petition under Title 11 of the United States Code (or corresponding provisions of future laws), or an involuntary petition seeking liquidation, reorganization, arrangements, composition, dissolution or readjustment of its debts or similar relief under any bankruptcy or insolvency law, provided that the same shall not have been vacated, set aside or stayed within such 180-day period, (v) the expiration of 150 days after an application, without consent of such Member, for the appointment of a trustee, receiver or liquidator of or for such Member, or for all or any substantial part of such Member's assets, provided that the same shall not have been vacated or stayed within such 150-day period, or within 90 days after the expiration of any such stay, the appointment is not vacated.
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            "Bankruptcy Case" shall mean the cases being jointly administered by the United States Bankruptcy Court for the District of Delaware pursuant to voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code filed on March 25, 1996 by DZ and its nineteen domestic subsidiaries in the United States Bankruptcy Court for the District of Delaware.

            "BF Acquisition" shall have the meaning set forth in the preamble hereto.

            "BF Management Committee Person" shall have the meaning set forth in
Section 5.2(a) hereof.

            "BF Minimum Ownership Condition" shall mean, as of any date of determination, that BF Acquisition and its Affiliates (other than the Company) shall beneficially own, directly or indirectly, in the aggregate, (x) ***% or more of the fully diluted DZ Equity (assuming the full exercise of any unexercised portion of any BF Warrants), as such percentage may be adjusted pursuant to Section 5.8(a), or (y) $****** or more of invested capital in the DZ Equity or in Interests of the Company.

            "BF Non-Transferable Rights" shall mean the rights granted to BF Acquisition in the following provisions of this Agreement:

      (a) the second sentence of the definition of "Gross Asset Value" set forth in Section 1.8;
      (b)   the definition of "Independent Appraiser" set forth in Section 1.8;
      (c)   the second sentence of Section 2.2;
      (d)   Sections 2.4(a)(ii), 2.4(b)(ii);
      (e)   the first sentence of Section 4.1(b);
      (f)   the fourth sentence of Section 5.2(a);
      (g)   the proviso to Section 5.2(c);
      (h)   Sections 5.8(a), 5.8(b), 5.8(c), 5.8(d), 5.8(e), 5.8(f);

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                                                                               8


      (i)   Section 5.9(a);
      (j)   the parenthetical clause set forth in the penultimate sentence of
            Section 7.2(b);
      (k)   the proviso to Section 8.1(a)(i);
      (l)   Section 8.6(e);
      (m)   Section 8.6(f);
      (n)   Section 8.6(h);
      (o)   Section 8.9;
      (p)   Section 8.11; and
      (q)   Section 8.12.

            "BF Ownership Percentage" shall mean, as of any date of determination, the quotient of (i) the number of shares of DZ Equity (assuming the full exercise of any unexercised portion of any BF Warrants) held directly by BF Acquisition or its Affiliates (other than the Company) and the number of shares of DZ Equity attributable to BF Acquisition's Interest and (ii) the sum of (x) the number of shares of DZ Equity held by the Company, (y) the number of shares of DZ Equity (assuming the full exercise of any warrants issued by DZ held by SM Acquisition) held directly by SM Acquisition or its Affiliates (other than the Company) and (z) the number of shares of DZ Equity (assuming the full exercise of any unexercised portion of any BF Warrants) held directly by BF Acquisition or its Affiliates (other than the Company).

            "BF Warrants" shall mean the General Warrants and the Birch Warrants (as such terms are defined in the BF Warrant Agreement) owned directly or indirectly by BF Acquisition or its Affiliates (other than the Company).

            "BF Warrant Agreement" shall mean that certain Letter Agreement, dated as of July 17, 1996, among SM Acquisition, BF Acquisition, Veritov Trade, Inc.
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and the Company, an executed copy of which is attached hereto as Exhibit A, as amended, modified or supplemented from time to time.

            "Business Day" shall mean any day other than a Saturday, Sunday or a day on which banks in New York City are authorized or required by law or executive order to be closed.

            "Buyout Notice" shall have the meaning set forth in Section 8.8 hereof.

            "Capital Account" shall have the meaning set forth in Section 2.3(a) hereof.

            "Code" shall mean the Internal Revenue Code of 1986, as amended.

            "Company" shall have the meaning set forth in the preamble hereto.

            "Depreciation" shall mean, with respect to any fiscal year, an amount equal to the depreciation, amortization or other cost recovery deduction allowable with respect to an asset for Federal income tax purposes, except that if the Gross Asset Value of the asset differs from its adjusted tax basis, Depreciation shall be determined in accordance with the methods used for Federal income tax purposes and shall equal the amount that bears the same ratio to the Gross Asset Value of such asset as the depreciation, amortization or other cost recovery deduction computed for Federal income tax purposes with respect to such asset bears to the adjusted Federal income tax basis of such asset; provided, however, that if any such asset that is depreciable or amortizable has an adjusted federal income tax basis of zero, the rate of Depreciation shall be as determined by the Tax Matters Person.
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                                                                              10

            "Distributable Cash" shall mean, at any time, all cash on hand that the Management Committee reasonably deems not necessary for use in the operation of the Company in accordance with the terms of this Agreement and that the Management Committee reasonably determines is available for distribution after payment or providing for the payment of all salaries, bonuses, expenses and other obligations of the Company then due, and after the creation of such working capital and cash reserves as the Management Committee reasonably determines to be necessary for the proper management of the Company's business interests.

            "DZ" shall mean Discovery Zone, Inc., a Delaware corporation, and any successor thereto, including a successor under a Chapter 11 Plan of Reorganization confirmed pursuant to an order of the United States Bankruptcy Court.

            "DZ Equity" shall have the meaning set forth in Section 5.7 hereof.

            "DZ Per Share Price" shall have the meaning set forth in Section 5.7 hereof.

            "DZ Senior Debt" shall mean amounts borrowed by DZ pursuant to a Credit Agreement, dated as of December 22, 1994, among Discovery Zone, Inc., each of the lenders party thereto, NationsBank of North Carolina, N.A., as agent, and Harris Trust and Savings Bank, as co-agent, as amended, modified or supplemented from time to time in accordance with the terms thereof.

            "Equity Securities" shall have the meaning ascribed to such term in Rule 405 promulgated under the Securities Act as in effect on the date hereof.

            "Exchange Act" shall mean the Securities Act of 1934, as amended.
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            "Family Members" shall have the meaning set forth in Section 8.2 hereof.

            "First Offer Notice" shall have the meaning set forth in Section 8.6(a) hereof.

            "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof, and any entity, agency or official properly exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

            "Gross Asset Value" shall mean, with respect to any asset, the asset's adjusted basis for Federal income tax purposes, except that (i) the
Gross Asset Value of any asset contributed to the Company shall be its gross fair market value (as determined by the Management Committee in good faith or as determined by an Independent Appraiser in accordance with the following sentence) at the time such asset is contributed or deemed contributed for purposes of computing Capital Accounts, (ii) upon a contribution of money or other property to the Company by a new or existing Member as consideration for an interest in the Company and upon a distribution of money or other property to a retiring or continuing Member as consideration for an interest in the Company, the Gross Asset Value of all of the assets of the Company shall be adjusted to equal their respective gross fair market values (as determined by the Management Committee in good faith or as determined by an Independent Appraiser in accordance with the following sentence), (iii) the Gross Asset Value of any asset distributed in kind to any Member shall be the gross fair market
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                                                                              12


value of such asset (as determined by the Management Committee in good faith or as determined by an Independent Appraiser in accordance with the following sentence) on the date of such distribution, and (iv) the Gross Asset Value of any asset determined pursuant to clauses (i) or (ii) above shall thereafter be adjusted from time to time by the Depreciation taken into account with respect to such asset for purposes of determining Net Income or Net Loss. In the event that the BF Management Committee Person (or, if at the time of determination there shall be more than one BF Management Committee Person, a majority of the
BF Management Committee Persons) shall object to the Management Committee's determination of the Gross Asset Value of any asset pursuant to clause (i), (ii) or (iii) of the immediately preceding sentence by delivering written notice to the other Management Committee Persons within five (5) Business Days following the receipt by such BF Management Committee Person(s) of written notice of the Management Committee's determination, the determination of the Gross Asset Value of any asset pursuant to clause (i), (ii) or (iii) of the immediately preceding sentence shall instead be determined by an Independent Appraiser; provided, however, that the BF Management Committee Person (or a majority of the BF Management Committee Persons, as the case may be) shall have the right to so object only if, at the time of such objection, BF Acquisition is a Member of the Company and the BF Minimum Ownership Condition is satisfied. If the BF
Management Committee Person (or a majority of the BF Management Committee Persons, as the case may be) shall not so object, the determination by the Management Committee of such Gross Asset Value(s) shall be binding and conclusive. The fees and expenses of any Independent
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                                                                              13

Appraiser determining any Gross Asset Value shall be borne by the Company and the Independent Appraiser's determination thereof shall be binding and conclusive.

            "Holder" shall have the meaning set forth in Section 5.8(a) hereof.

            "Indemnitee" shall have the meaning set forth in Section 6.2(a).

            "Independent Appraiser" shall mean any nationally recognized investment banking firm or accounting firm (other than any investment banking firm or accounting firm having a significant ongoing relationship with the Company, any Member or any Affiliate of any Member at the time of the appraisal) selected by the Management Committee with the approval of BF Acquisition, which approval shall not be unreasonably withheld; provided, however, that BF Acquisition's approval shall be required only if, at the time of selection of the Independent Appraiser, BF Acquisition is a Member of the Company and the BF Minimum Ownership Condition is satisfied.

            "Interest" shall have the meaning set forth in Section 2.1.

            "Majority in Interest" shall mean Members owning a majority of the profits interests and a majority of the capital interests in the Company. For purposes of the foregoing, profits interests shall be determined based on a reasonable estimate of profits through the projected termination of the Company, and capital interests shall be determined by reference to the Capital Account balances of the Members determined as of the date of the event in question pursuant to which a vote of the Members is required.

            "Management Committee" shall have the meaning set forth in Section
5.1 hereof.
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            "Management Committee Persons" shall have the meaning set forth in
Section 5.2 hereof.

            "Market Value" shall mean, as of any date, in the case of any Marketable Security, the average of the last reported sale prices for the 20 consecutive trading days ended immediately preceding the date in question of a unit of such security on the principal national securities exchange registered under the Exchange Act on which such security is listed or admitted to trading or, if such security is not listed on any such exchange, the average of the closing sale prices of a unit of such security during the 20 consecutive trading days ended immediately preceding the date in question on the NASDAQ National Market System ("NMS") or, if not quoted on NMS, the average of the highest reported bid and lowest reported asked quotation on the NASDAQ during the 20 consecutive trading days immediately preceding the date in question.

            "Marketable Securities" shall mean any Equity Securities of a Person that are (i) listed on a national securities exchange or quoted on NASDAQ, (ii) freely tradeable under the Securities Act by the recipient thereof and (iii) not subject to restrictions on transfer as a result of any applicable contractual provisions; provided, however, that such securities do not constitute in excess of 5% of any class of outstanding securities of such Person immediately prior to the date of transfer thereof pursuant hereto, unless the recipients of the Marketable Securities shall otherwise agree.
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            "Members" shall mean SM Acquisition and BF Acquisition, and any other Person or Persons who may from time to time become Members of the Company in accordance with the terms of this Agreement.

            "NASDAQ" shall mean the National Association of Securities Dealers Automated Quotation System.

            "Net Income or Net Loss," as the case may be, for any period shall mean the taxable income or loss of the Company as determined for federal income tax pur poses, with the following adjustments:

                  (i) Such taxable income or loss shall be increased by the amount, if any, of tax-exempt income received or accrued by the Company;

                  (ii) Such taxable income or loss shall be reduced by the amount, if any, of all expenditures of the Company described in Section 705(a)(2)(B) of the Code, including expenditures treated as described therein under ss. 1.704(b)(2)(iv)(i) of the Treasury Regulations;

                  (iii) If the Gross Asset Value of any asset is adjusted pursuant to clause (ii) or (iii) of the definition of Gross Asset Value, the amount of such adjust ment shall be taken into account, immediately prior to the event giving rise to such adjustment, as gain or loss from the disposition of such asset for purposes of computing Net Income or Net Loss;

                  (iv) Gain or loss resulting from any disposition of any asset with respect to which gain or loss is recognized for Federal income tax purposes shall be computed by reference to the Gross Asset Value of the asset disposed of,
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                                                                              16


notwithstanding that such Gross Asset Value differs from the adjusted tax basis of such asset; and

                  (v) In lieu of the depreciation, amortization, or other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such fiscal year.

            Notwithstanding the foregoing, Net Income and Net Loss shall be determined without regard to any amounts credited or charged to the Capital Accounts of the Members under Sections 2.4(e), 2.4(f) and 2.4(g) hereof.

            "Offered Interest" shall have the meaning set forth in Section 8.6(a) hereof.

            "Offering Member" shall have the meaning set forth in Section 8.6(a) hereof.

            "Original Agreement" shall have the meaning set forth in the preamble hereto.

            "Permitted Transferee" shall mean any Person referred to in clauses
(i) and (ii) of Section 8.2.

            "Person" shall mean an individual, corporation, company, voluntary association, partnership, joint venture, limited liability company, limited liability partnership, trust, estate, unincorporated organization, governmental authority or other entity.

            "Post-Conversion First Offer Notice" shall have the meaning set forth in Section 8.7(a) hereof.
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            "Post-Conversion First Offer Price" shall have the meaning set forth in Section 8.7(a) hereof.

            "Post-Conversion Offered Interest" shall have the meaning set forth in Section 8.7(a) hereof.

            "Post-Conversion Offering Member" shall have the meaning set forth in Section 8.7(a) hereof.

            "Post-Debt Conversion Value" shall have the meaning set forth in
Section 2.2 hereof.

            "Pre-Debt Conversion Value" shall have the meaning set forth in
Section 2.2 hereof.

            "Preemptive Rights" shall have the meaning set forth in Section 5.8(b) hereof.

            "Preemptive Rights Notice" shall have the meaning set forth in
Section 5.8(a) hereof.

            "Preemptive Rights Percentage" shall have the meaning set forth in
Section 5.8(c) hereof.

            "Regulations" shall mean the regulations promulgated under the Code.

            "Satisfied Percentage" shall have the meaning set forth in Section 2.4(a) hereof.

            "Sales Percentage" shall have the meaning set forth in Section 5.8(f) hereof.

            "Securities Act" shall mean the Securities Act of 1933, as amended.
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            "Senior Debt Conversion Date" shall mean the date on which the outstanding DZ Senior Debt (including, without limitation, the DZ Senior Debt held by the Company) is converted into or exchanged for DZ Equity in connection with the consummation of the reorganization of DZ under a Chapter 11 Plan of Reorganization confirmed pursuant to an order of the United States Bankruptcy Court.

            "SM Acquisition" shall have the meaning set forth in the preamble hereto.

            "SM First Refusal Notice" shall have the meaning set forth in
Section 8.6(e) hereof.

            "SM First Refusal Price" shall have the meaning set forth in Section 8.6(e) hereof.

            "SM First Refusal Interest" shall have the meaning set forth in
Section 8.6(e) hereof.

            "SM Management Committee Person" shall have the meaning set forth in
Section 5.2(c) hereof.

            "Tag Along Notice" shall have the meaning set forth in Section 8.9 hereof.
`
            "Tax Matters Person" shall have the same meaning as the term "tax matters partner" as such term is defined in Section 6231(a)(7) of the Code or any successor provision of the Code.

            "Transfer" shall mean to sell, give, assign, hypothecate, pledge, encumber, grant a security interest in or otherwise dispose of (whether by operation of law or otherwise). "Transferor" and "Transferee" have correlative meanings.

            "Transferable Interest" shall have the meaning set forth in Section 8.1(a) hereof.

            "Unaffiliated Buyer" shall have the meaning set forth in Section 8.8 hereof.

            "Unaffiliated Offer" shall have the meaning set forth in Section 8.6(e) hereof.

            "Unexercised Preemptive Rights" shall have the meaning set forth in
Section 5.8(d) hereof.

            "Withdrawing Member" shall have the meaning set forth in the preamble hereto.

            1.9 Usage Generally. The definitions in Section 1.8 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. All references herein to Articles, Sections and Schedules shall be deemed to be references to Articles and Sections of, and Schedules to, this Agreement unless the context shall otherwise require. All Schedules attached hereto shall be deemed incorporated herein as if set forth in full herein and, unless otherwise defined therein, all terms used in any Exhibit or Schedule shall have the meaning ascribed to such term in this Agreement. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise expressly provided herein, any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein.

                                   ARTICLE II

                         CAPITAL CONTRIBUTIONS; CAPITAL
                      ACCOUNTS; ALLOCATIONS; DISTRIBUTIONS

            2.1 Initial Capital Contribution. Upon execution of this Agreement, each of the Members shall contribute to the capital of the Company cash, DZ Senior Debt or other assets in the amount set forth on Schedule 2.1 opposite such Member's name. The respective contributions of each of the Members set forth on Schedule 2.1 shall be the "Initial Capital Contribution" of each of the respective Members. The respective interests of each of the Members (each, an "Interest") shall be as set forth on Schedule 2.1. Schedule 2.1 shall be amended from time to time to reflect Initial Capital Contributions and Interests of new Members that may be admitted from time to time, additional capital contributions of Members that may be made from time to time and Transfers of Members' Interests. Upon each contribution of capital from SM

Acquisition, such Member shall allow credit toward the purchase of DZ Senior Debt by BF Acquisition in an amount equal to ******** percent (*****%) of such capital contribution; provided, that the sum of all such credits applied toward the purchase of Senior Debt by BF Acquisition shall not exceed $******** in the aggregate.

            2.2 Additional Contributions. Following additional capital contributions to the equity of the Company made by any Member (including any new Member), the Interests of each Member shall be recalculated by the Management Committee to reflect such contributions so that each Interest is equal to a percentage derived from the fraction, the numerator of which shall be the sum of
(x) (a) prior to the Senior Debt Conversion Date, the product of (i) the aggregate capital contributions made by all Members immediately prior to the making of such additional contributions (the "Pre-Debt Conversion Value") and
(ii) the Interest of such Member at such time, and (b) from and after the Senior Debt Conversion Date, the product of (i) the fair market value of the Company immediately prior to the making of such additional contributions (the "Post-Debt Conversion Value"), as determined by the Management Committee in good faith or as determined by an Independent Appraiser in accordance with the following sentence, and (ii) the Interest of such Member at such time and (y) the additional capital contribution made by such Member at such time and the denominator of which shall be the sum of (A) the Pre-Debt Conversion Value or the Post-Debt Conversion Value, as the case may be, plus (B) the amount of additional capital contributions made at such time by all of the Members (including new Members). In the event that the BF Management Committee Person (or, if at the time of determination there shall be more than one BF Management Committee Person, a majority of the BF Management Committee Persons) shall object to the Management Committee's determination of the Post-Debt Conversion Value by delivering written notice to the other Management Committee Persons within five (5) Business Days following the receipt by such BF Management Committee Person(s) of written notice of the Management Committee's determination, the Post-Debt Conversion Value shall instead be determined by an Independent Appraiser; provided, however, that the BF Management Committee Person (or a majority of the BF Management Committee Persons, as the case may be) shall have the right to so object only if, at the time of such objection, BF Acquisition is a Member of the Company and the BF Minimum Ownership Condition (calculated without giving effect to the additional capital contribution(s) giving rise to the recalculation of any Interest pursuant to this Section 2.2) is satisfied. If the BF Management Committee Person (or a majority of the BF Management Committee Persons, as the case may be) shall not so object, the determination by the Management Committee of the Post-Debt Conversion Value shall be binding and conclusive. The fees and expenses of any Independent Appraiser determining the Post-Debt Conversion Value shall be borne by the Company and the determination by such Independent Appraiser of the Post-Debt Conversion Value shall be binding and conclusive.

            2.3 Capital Accounts.

                  (a) A capital account shall be maintained for each Member on the books of the Company (a "Capital Account") in accordance with the terms of this Section 2.3.

                  (b) A Member's Capital Account shall be credited with:

                        (i) such Member's Initial Capital Contribution made pursuant to Section 2.1 as set forth on Schedule 2.1, and any additional contributions that may be made by such Member to the capital of the Company from time to time in accordance with Section 2.1 hereof; and

                        (ii) such Member's share of Net Income and items of income or gain allocated to such Member under any provision of Section 2.4 hereof.

                  (c) A Member's Capital Account shall be charged with:

                        (i) the amount of all distributions made to such Member under Section 2.6 or 7.2; and

                        (ii) such Member's share of Net Losses and items of loss or deduction allocated to such Member under any provision of Section 2.4 hereof.

                  (d) Capital Accounts shall be maintained in accordance with the Treasury Regulations implementing Section 704(b) of the Code.

            2.4 Allocations.

                  (a) From and after the date hereof, all Net Income of the Company for any fiscal year shall be divided among the Members as follows and in the following order of priority:

                        (i) First, to the Members in proportion to their respective Interests until each has received aggregate allocations of Net Income pursuant to this Section 2.4(a)(i) for the current and all prior years sufficient to offset any Net Loss allocated to such Member pursuant to Section 2.4(b)(iii) for all prior periods;

                        (ii) Second, to BF Acquisition, an amount equal to 10% of the aggregate amount of Net Income to be allocated for such fiscal year among the Members pursuant to this Section 2.4(a)(ii) and Section 2.4(a)(iii); and

                        (iii) Thereafter, to the Members in proportion to their respective Interests;

provided, however, that upon the occurrence of the BF Acquisition Satisfaction Event (as defined in the BF Warrant Agreement), the allocations provided for in
Section 2.4(a)(ii) shall be treated as having been fully satisfied and BF Acquisition will cease to be entitled to any further allocations pursuant to
Section 2.4(a)(ii); and provided, further; if the SM General Warrant Percentage (as such term is defined in the BF Warrant Agreement) is less than ***** percent (****%) and for so long as the BF Acquisition Satisfaction Event shall not have occurred, then the allocations provided for in Section 2.4(a)(ii) shall be treated as having been satisfied to the extent of the percentage (the "Satisfied Percentage") that the SM General Warrants (as such term is defined in the BF Warrant Agreement) and the Birch Warrants (as such term is defined in the BF Warrant Agreement) received by BF Acquisition and its Affiliates (but excluding any BF Affiliate General Warrants (as such term is defined in the BF Warrant Agreement)) represent of SM Acquisition's aggregate indirect and direct ownership interest in the Fully Diluted DZ Equity as of the date of the latest distribution of such warrants (calculated in accordance with the terms of paragraph 2 of the BF Warrant Agreement) and for purposes of any further allocations to BF Acquisition pursuant to Section 2.4(a)(ii), the percentage used shall be the excess of ***** percent (****%) over the Satisfied Percentage.

                  (b) From and after the date hereof, all Net Loss of the Company for any fiscal year shall be divided among the Members as follows and in the following order of priority:

                        (i) First, to the Members in proportion to their respective Interests until aggregate Net Losses have been allocated pursuant to this Section 2.4(b)(i) for the current and all prior years in an amount equal to the excess, if any, of (A) Net Income previously allocated to such Members pursuant to Section 2.4(a)(iii) for all prior years over (B) all amounts distributed (or expected to be distributed) to such Members pursuant to Section 2.6(a)(iii) for the current and all prior years;

                        (ii) Second, to BF Acquisition until aggregate Net Losses have been allocated pursuant to this Section 2.4(b)(ii) for the current and all prior years in an amount equal to the excess, if any, of
      (A) all Net Income previously allocated to such Member pursuant to Section 2.4(a)(ii) for all prior years over (B) all amounts distributed (or expected to be distributed) to such Member pursuant to Section 2.6(a)(ii) for the current and all prior years; and

                        (iii) Thereafter, to the Members in proportion to their respective Interests;

provided, however, that upon the occurrence of the BF Acquisition Satisfaction Event (as defined in the BF Warrant Agreement), BF Acquisition will cease to be entitled to the allocations provided for in Section 2.4(b)(ii).

                  (c) Except as may otherwise be provided herein, whenever a proportionate part of Net Income or Net Loss of the Company is credited or charged to a Member's Capital Account for any fiscal year, every item of income, gain, loss, or deduction entering into the computation thereof shall be considered either credited or charged, as the case may be, and every item of credit or tax preference related thereto and applicable to such fiscal year shall be allocated to, such Capital Account in the same proportion.

                  (d) Upon any change in the relative Interests of the Members, whether by reason of the admission or withdrawal of a Member, the Transfer by any Member of all or any part of its Interest, or otherwise, the Members' shares of all

Company items shall be determined, except as otherwise required by law, by an interim closing of the Company's books.

                  (e) All nonrecourse deductions (as defined in Treasury Regulations Section 1.704-2(b)(1)) shall be charged to the Capital Accounts of the Members as Net Loss pursuant to Section 2.4(b).

                  (f) Notwithstanding anything in this Agreement to the contrary:

                        (i) No Member shall be allocated any item of loss or deduction to the extent said allocation will cause or increase any deficit in said Member's Adjusted Capital Account. For purposes of this Agreement, "Adjusted Capital Account" means, with respect to any Member, such Member's Capital Account increased for the amount such Member is deemed obligated to restore pursuant to (i) the penultimate sentences of Treasury Regulation Sections 1.704-2(g)(1) and 1.704-2(i)(5) and (ii) Treasury Regulation Section 1.704-1(b)(2)(ii)(c), as of the end of the Company's tax year to which such allocation relates, and reduced for the items described in Treasury Regulation Sections 1.704-1(b)(2)(ii)(d)(4), (5) and
      (6). If any Member with a deficit in his or its Adjusted Capital Account unexpectedly receives any adjustment, allocation or distribution described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6), then Company items of income and gain shall be specifically allocated to such Member in an amount and manner sufficient to eliminate the deficit in said Member's Adjusted Capital

      Account created by such adjustment, allocation or distribution as quickly as possible. The Members intend that the provisions set forth in this clause (i) will constitute a "Qualified Income Offset" as described in Treasury Regulation Sec tion 1.704-1(b)(2)(ii)(d).

                        (ii) The following provisions shall be applicable beginning in the first taxable year in which the Company has nonrecourse deductions as defined in Treasury Regulations Section 1.704-2(b)(1):

                              (A) For purposes of this Section 2.4(f), "Minimum Gain" means the total gain which the Company would realize if it sold, in a taxable disposition, each of its assets that were subject to nonrecourse liabilities in full satisfaction of the liabilities. In computing such gain, only the portion of the assets' tax bases allocated to nonrecourse liabilities of the Company shall be taken into account.

                              (B) If in any taxable year of the Company there is a net decrease in Minimum Gain, then each Member with a share of Minimum Gain (as determined in accordance with Regulations Section 1.703-2(g)(1)) as of the beginning of such year shall be allocated items of income and gain for such year (and, if necessary, for succeeding years), equal to that Member's share of the net decrease in Minimum Gain (determined in accordance with Regulations Section 1.704-2(g)(2)). In allocating the income and gain pursuant to the previous sentence, gains recognized from the disposition of Company assets subject to nonrecourse liabilities of the Company shall be allocated first to the extent of the decrease in Minimum Gain attributable to the disposition of said asset. Thereafter, any income and gain to be allocated shall consist of a pro rata amount of other Company income and gain for that year. The Members intend that this clause (ii) will constitute a "Minimum Gain Chargeback" as set forth in Treasury Regulation Section 1.704-2(f).

                        (iii) In the event that any Member bears the economic risk of loss (within the meaning of Regulations Section 1.752-2) with respect to any nonrecourse loan of the Company, then (a) the losses, deductions or Section 705(a)(2)(B) expenditures that are attributable to such nonrecourse loan for any fiscal year or other period shall be allocated to the Members who bear the burden of such economic risk of loss in accordance with Regulations Section 1.704-2(i), and (b) if in any taxable year there is a net decrease in Partner Nonrecourse Debt Minimum Gain (as determined in accordance with Regulations Section 1.704-2(i)(4)) attributable to such nonrecourse loan, each Member with a share of Partner Nonrecourse Debt Minimum Gain attributable to such nonrecourse loan (as determined in accordance with Regulations Section 1.704-2(i)(5)) as of the beginning of the year shall be allocated items of income and gain for the year (and, if necessary, for succeeding years), equal to that Member's share of the net decrease in the Partner Nonrecourse Debt Minimum Gain (as determined in accordance with Regulations Section 1.704-2(i)(4)).

                  (g) The provisions of Sections 2.4(e) and (f) (collectively, the "Regulatory Provisions") are intended to comply with certain requirements of the Regulations. It is the intent of the Members that, to the extent possible, all allocations pursuant to the Regulatory Provisions shall be offset either with other allocations pursuant to the Regulatory Provisions or, if necessary, with curative allocations of other items of income, gain, loss or deduction pursuant to this Section 2.4(g). Therefore, notwithstanding any other provision of this Agreement, other than the Regulatory Provisions, allocations pursuant to the Regulatory Provisions shall be taken into account in allocating other items of income, gain, expense or loss among the Members so that, to the extent possible, the net amount of such allocations of other items and the allocations pursuant to the Regulatory Provisions to each Member are equal to the net amount that would have been allocated to such Member if the Regulatory Provisions were not part of this Agreement. In applying this Section 2.4(g), there shall be taken into account (i) future allocations under Section 2.4(f)(ii) that, although not yet made, are likely to offset other allocations previously made under Section 2.4(e), and (ii) future allocations under Section 2.4(f)(iii)(b) that, although not yet made, are likely to offset other allocations previously made under Section 2.4(f)(iii)(a).

            2.5 Allocations for Tax Purposes.

                  (a) For each taxable year of the Company, the income, recognized gains and losses, credits and deductions of the Company shall be allocated, for Federal, state and local income tax purposes, among the Members in the same manner as similar items are allocated among the Members for such taxable year of the Company as provided in Section 2.4, except as otherwise provided herein or required by law.

                  (b) Income, gain, loss or deductions of the Company shall, solely for income tax purposes, be allocated among the Members in accordance with Section 704(c) of the Code and the Treasury Regulations promulgated thereunder, so as to take account of any difference between the adjusted basis of the assets of the Company and their respective Gross Asset Values in accordance with the traditional method with curative allocations set forth in ss. 1.704-3(c) of the Treasury Regulations.

            2.6 Distributions.

                  (a) Except as otherwise provided in this Agreement, as soon as reasonably practicable after the end of each fiscal year, as reasonably determined by the Management Committee, the Company will distribute to the Members its Distributable Cash as provided pursuant to this Section 2.6(a). The Distributable Cash shall be divided among the Members as follows and in the following order of priority:

                        (i) First, to the Members, in proportion to their respective Interests, until SM Acquisition has received aggregate distributions pursuant to this Section 2.6(a)(i) equal to its aggregate capital contributions;

                        (ii) Second, to BF Acquisition, until it has received aggregate distributions pursuant to this Section 2.6(a)(ii) for the current and all prior years equal to the excess, if any, of (A) all Net Income allocated to such Member pursuant to Section 2.4(a)(ii) for the current and all prior years over

      (B) all Net Loss allocated to such Member pursuant to Section 2.4(b)(ii) for the current and all prior years; and

                        (iii) Thereafter, to the Members in proportion to their respective Interests;

provided, however, that upon the occurrence of the BF Acquisition Satisfaction Event, the distributions provided for in Section 2.6(a)(ii) shall be treated as having been fully satisfied, and BF Acquisition will cease to be entitled to any further distributions pursuant to Section 2.6(a)(ii); and provided, further, if the SM General Warrant Percentage is less than ****% and for so long as the BF Acquisition Satisfaction Event shall not have occurred, then the distributions provided for in Section 2.6(a)(ii) shall be treated as having been satisfied to the extent of the amount treated as having been allocated with respect thereto pursuant to the second proviso of Section 2.4(a).

                  (b) Notwithstanding the provisions of Section 2.6(a), if, in any fiscal year, the amount of Distributable Cash distributed to any Member is less than the product of (x) the Net Income credited to the Capital Account of such Member for such year, times (y) the Applicable Tax Rate of such Member for such year, then Distributable Cash in the amount of such difference that would otherwise be distributed thereafter in accordance with Section 2.6(a) shall instead be distributed to such Member (or, in the event there is more than one such Member, pro rata to such Members in proportion to their respective differences). Any distribution made in accordance with this paragraph (b) shall be considered an advance against future distributions of

Distributable Cash to such Member. Such future distributions shall be reduced so as to recoup such advance as quickly as possible.

                  (c) Prior to any distribution made to a Member pursuant to this Section 2.6, the Company shall give such Member five days' notice thereof, specifying the amount of the distributions to be made to such Member. Any distribution by the Company pursuant to the terms of this Section 2.6 to the Person shown on the Company's records as a Member or to its legal representatives, or to the assignee of the right to receive such distributions as provided herein, shall acquit the Company of all liability to any other Person who may be interested in such distribution by reason of any other assignment or Transfer of such Member's Interest for any reason (including an assignment or Transfer thereof by reason of death, incompetence, Bankruptcy or liquidation of such Member).

            2.7 No Return. No Member shall be entitled to the withdrawal or return of such Member's capital contributions, except to the extent, if any, that distributions made pursuant to this Agreement or upon termination or dissolution of the Company may be considered as such by law, and then only to the extent provided for in this Agreement.

            2.8 Withholding. Any payments required to be made by the Company to any Member hereunder shall be net of any and all amounts required to be deducted and withheld from such payments under applicable law. Each Member hereby consents to the deduction and withholding of any such amounts, agrees to cooperate fully with the Company in determining the amount of any required withhold-ings, and agrees promptly to return to the Company upon request any amounts that the Company erroneously fails to deduct and withhold from any payment hereunder.

                                   ARTICLE III

                      ACCOUNTING; FINANCIAL AND TAX MATTERS

            3.1 Books and Records; Reports.

                  (a) The Company shall maintain, at its principal place of business, books of account for the Company that shall show a true and accurate record of all costs and expenses incurred, all charges made, all credits made and received and all income derived in connection with the operation of the Company's business in accordance with the principles applicable and accounting method used for Federal income tax purposes.

                  (b) The financial officers of the Company shall maintain a system of accounting established and administered in accordance with the principles applicable and accounting method used for Federal income tax purposes and otherwise in accordance with generally accepted accounting principles, and shall set aside on the books of the Company or otherwise record all such proper reserves as shall be required by generally accepted accounting principles.

                  (c) Within 45 days after the end of each of the first three quarters of each fiscal year of the Company, the financial officers of the Company shall prepare and distribute to each Member quarterly financial statements of the Company, including a balance sheet, capital account balances and profit and loss statement.

                  (d) Within 105 days after the close of each fiscal year of the Company, the financial officers of the Company shall prepare and distribute to each Member the following financial statements, accompanied by the audit report thereon of the independent accountants for the Company: (i) a balance sheet of the Company as at the end of such fiscal year; (ii) a statement of profit and loss for such fiscal year; (iii) a statement of the Members' Capital Accounts and changes therein for such fiscal year; and (iv) a statement of cash flows of the Company for such fiscal year.

            3.2 Fiscal Year. The fiscal year of the Company shall end on December 31 of each year; provided, however, that upon termination of the Company, the fiscal year of the Company shall be the period from the January 1 immediately preceding such termination to the date of such termination.

            3.3 Bank and Investment Accounts. All funds of the Company shall be deposited in its name, or in such name as may be designated by the Management Committee or, if delegated by the Management Committee, the officers of the Company, in such checking, savings or other accounts, or held in the Company's name in the form of such other investments as shall be designated by the Management Committee or, if delegated by the Management Committee, the officers of the Company. All withdrawals of such deposits or liquidations of such investments by the Company shall be made exclusively upon the signature or signatures of such officer or officers of the Company as the Management Committee may designate.

            3.4 Tax Matters Person. The Tax Matters Person of the Company shall be SM Acquisition, or any other Member selected by the Management Committee to succeed it or any of its successors, who shall be subject to the control of the Management Committee. Each Member, by its execution of this Agreement, consents to such designation of the Tax Matters Person, and agrees to execute, certify, acknowledge, deliver, swear to, file and record at the appropriate public offices such documents as may be necessary or appropriate to evidence such consent. The Tax Matters Person shall keep each Member reasonably informed of the commencement and status of any tax audit of the Company. The Tax Matters Person shall not, without the consent of all the Members, file a petition with respect to the Company in any court other than the United States Tax Court.

            3.5 Tax Elections and Accounting Decisions. All determinations as to tax elections shall be made by the Tax Matters Person. All determinations as to accounting principles shall be made by the Management Committee or the officers of the Company.

                                   ARTICLE IV

                                     MEMBERS

            4.1 Meeting of Members.

                  (a) A meeting of Members shall be held annually for the transaction of business at such time and on such business day as may be reasonably determined by the Management Committee and designated in the notice of meeting.

                  (b) A special meeting of Members may be called at any time by the Management Committee, the Chief Executive Officer, BF Acquisition, the

President or the Secretary of the Company; provided, that BF Acquisition shall have such right only if, at the time BF Acquisition elects to exercise such right, BF Acquisition is a Member of the Company and the BF Minimum Ownership Condition is satisfied. At any special meeting of Members, only such business may be transacted as is related to the purpose or purposes of such meeting set forth in the notice thereof given pursuant to Section 4.1(c) hereof or in any waiver of notice thereof given pursuant to Section 4.1(d) hereof.

                  (c) Except as otherwise provided in Section 4.1(d) hereof, written notice of meeting of Members shall be given stating the place, date and time of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. A copy of the notice of any meeting shall be given, personally or by mail, not less than ten nor more than sixty days before the date of the meeting, to each Member entitled to notice of or to vote at such meeting.

                  (d) Whenever the giving of any notice is required by the Act or this Agreement, a waiver thereof, in writing, signed by the Member or Members entitled to said notice, whether before or after the event as to which such notice is required, shall be deemed equivalent to notice. Attendance by a Member at a meeting shall constitute a waiver of notice of such meeting except when the Member attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting has not been lawfully called or convened.

                  (e) Members may participate in a meeting of the Members by means of telephonic conference or similar communications equipment by means of which all persons participating in the meeting can hear one another, and such participation shall constitute presence in person at such meeting.

                  (f) Any action required or permitted to be taken at any meeting of Members may be taken without a meeting, without prior notice and without a vote, if all of the Members consent in writing to such action. Such consent shall be filed with the minutes of the proceedings of the Members and shall have the same effect as an unanimous vote of the Members.

            4.2 Quorum; Adjournment. Except as otherwise provided by the Act, the presence in person or by proxy of a Majority in Interest entitled to vote at a meeting of Members shall constitute a quorum for the transaction of any business at such meeting; provided, however, that, when a specified item of business is required to be voted on by a class, if any, or series voting as a class, if any, the presence in person or by proxy of holders of a Majority in Interest of such class or series shall constitute a quorum (as to such class or series) for the transaction of such item of business. Once a quorum is present, it is not broken by the subsequent withdrawal of any Members from the meeting. The holders of a Majority in Interest entitled to vote at any meeting of Members, present in person or represented by proxy, may adjourn any meeting (including an adjourned meeting) to another time and place.

            4.3 Voting Rights.

                  (a) Except as otherwise provided by the Act, the Members shall be entitled to vote on each matter on which Members are entitled to vote.

                  (b) Each Member shall vote in proportion to such Member's Interest.

                  (c) At any meeting of Members, except as otherwise provided by the Act or by this Agreement, all matters shall be decided by the vote of the holders of a Majority in Interest entitled to vote and present in person or represented by proxy at a meeting of the Members.

            4.4 Proxies. Each Member entitled to vote at a meeting of Members or to express consent or dissent to action in writing without a meeting may authorize another Person or Persons to act for such Member by proxy. A Member may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or by delivering a proxy bearing a later date to the Secretary of the Company.

            4.5 No Liabilities. The Members shall have no liability under this Agreement or otherwise with respect to any debt, liability or obligation of the Company because of their status as Members, except to the extent provided in the Act.

                                    ARTICLE V

                            MANAGEMENT OF THE COMPANY

            5.1 Management of the Company. Except as otherwise expressly provided for herein, the business and affairs of the Company shall be managed by and under the direction of a committee of managers established pursuant to, and with the powers and authority set forth in, this Article V (the "Management Committee"). A manager need not be a Member or an Affiliate of a Member. The Management Committee shall have the sole and exclusive responsibility and authority for the management, conduct and operation of the Company's business in all respects and in all matters, except to the extent that the Management Committee delegates any such responsibility or authority to any officer, employee or agent of the Company. The Management Committee may delegate such general or specific authority to officers, employees or agents of the Company as the Management Committee considers desirable from time to time, and such officers, employees or agents of the Company may, subject to any restraints or limitations imposed by the Management Committee, exercise the authority granted to them. There shall be no committees of Members or committees (or sub-committees) of the Management Committee as to which the Management Committee may delegate any responsibility or authority.

            5.2 Designation and Removal of Management Committee Persons.

                  (a) The Management Committee initially shall be comprised of four (4) individuals (the "Management Committee Persons"), each of whom shall serve until their death, disability or resignation or until removed in accordance with the terms of this Agreement. The initial Management Committee Persons are set forth on Schedule 5.2 hereto. The size of the Management Committee may be changed from time to time by action of the Management Committee. For so long as (x) BF Acquisition is a Member of the Company and (y) the BF Minimum Ownership Condition is satisfied, BF Acquisition shall be entitled to designate to the Management Committee an aggregate number (rounded to the nearest whole number with .5 and above rounded to the next whole number) of persons equal to the greater of (i) one and (ii) the product of (A) the BF Ownership Percentage at the time of determination and (B) the aggregate number of persons comprising the Management Committee at the time of determination. The person(s) designated by BF Acquisition to the Management Committee pursuant to this Section 5.2(a) shall hereinafter be referred to as "BF Management Committee Persons".

                  (b) BF Acquisition (and no other Person) shall be entitled at any time and for any reason to designate any BF Management Committee Person for removal; provided, however, that SM Acquisition shall have the right to remove such number of BF Management Committee Persons as is necessary to cause the number of BF Management Committee Persons on the Management Committee to be equal to the number of BF Management Committee Persons which BF Acquisition is then entitled to designate to the Management Committee pursuant to the fourth sentence of Section 5.2(a). If at any time, a vacancy (or vacancies, as the case may be) is created on the Management Committee by reason of the death, removal or resignation of any BF Management Committee Person(s), then BF Acquisition may fill such vacancy (or vacancies, as the case may be) by delivering written notice to the Company of the name of the person (or persons, as the case may be) to be designated as the replacement BF Management Committee Person(s); provided, that BF Acquisition shall have such right to fill such vacancy (or vacancies, as the case may be) if
(x) at the time BF Acquisition shall so designate any replacement BF Management Committee Person(s), BF Acquisition is a Member of the Company and the BF Minimum Ownership Condition is satisfied and (y) after giving effect to the designation of any replacement BF Acquisition Committee Person(s), the number of BF Management Committee Persons on the Management Committee is no greater than the number of BF Management Committee Persons as BF Acquisition is then entitled to designate to the Management Committee pursuant to the fourth sentence of
Section 5.2(a).

                  (c) SM Acquisition (and no other Person) shall be entitled at any time and for any reason to designate any Management Committee Person other than a BF Management Committee Person (such persons being referred to herein as "SM Management Committee Person(s)") for removal. If at any time, a vacancy (or vacancies, as the case may be) is created on the Management Committee by reason of the death, removal or resignation of any SM Management Committee Person or as a result of an increase in the size of the Management Committee, then SM Acquisition may fill such vacancy (or vacancies, as the case may be) by delivering written notice to the Company of the name of the person (or persons, as the case may be) to be newly designated as the SM Management Committee Person(s); provided, however, that, if, at the time any such vacancy (or vacancies, as the case may be) is created on the

Management Committee (x) BF Acquisition is a Member of the Company and the BF Minimum Ownership Condition is satisfied and (y) the composition of the Management Committee is such that the number of BF Management Committee Persons is less than the number of BF Management Committee Persons which BF Acquisition is then entitled to designate to the Management Committee pursuant to the fourth sentence of Section 5.2(a), then BF Acquisition shall be entitled to fill such vacancy (or vacancies, as the case may be) in a manner such that, after giving effect to any newly designated BF Management Committee Person, the number of BF Management Committee Persons on the Management Committee is no greater than the number of BF Management Committee Persons as BF Acquisition is then entitled to designate to the Management Committee pursuant to the fourth sentence of Section 5.2(a). If BF Acquisition is so entitled to fill any such vacancies pursuant to the immediately preceding sentence it shall do so by delivering written notice to the Company of the name of the person (or persons, as the case may be) to be newly designated as the BF Management Committee Person(s).

                  (d) SM Acquisition and BF Acquisition shall cause the SM Management Committee Persons and the BF Management Committee Persons, respectively, to comply with the terms of this Agreement. If any SM Management Committee Person or BF Management Committee Person is unwilling or unable to serve or is removed from office pursuant to Section 5.2(b) or (c), SM Acquisition or BF Acquisition, respectively, prior to the transaction of any other business of the Management Committee, shall promptly designate a successor SM Management

Committee Person or BF Management Committee Person, respectively, in accordance with the terms of this Agreement.

                  (e) Each Management Committee Person, in consideration of his or her service as such, shall be entitled to receive from the Company (i) such amount per annum or such fees for attendance at Management Committee meetings, or both, as the Management Committee may from time to time reasonably determine; provided, however, that any such amounts or fees shall be customary for a company of this type, and (ii) reimbursement for the reasonable out-of-pocket expenses, if any, incurred by such Management Committee Person in connection with the performance of his or her duties.

            5.3 Meetings of the Management Committee. The Management Committee shall hold regular meetings at such time and place as shall be reasonably determined by the Management Committee. Special meetings of the Management Committee may be called at any time by the Chairman, the Chief Executive Officer, the President or by a majority of the members of the Management Committee. Except as otherwise reasonably determined by the Management Committee, all special and regular meetings of the Management Committee shall be held at the principal office of the Company. No notice shall be required with respect to any regular meeting of the Management Committee. At each regular meeting of the Management Committee, the acting Chairman of such meeting shall announce the date, time and location of the next regular meeting of the Management Committee. Unless waived by all of the Manage ment Committee Persons in writing (before or after a meeting) or with respect to any

Management Committee Person, by the attendance of such Management Committee Person at such meeting, prior notice of any special meeting shall be given in the manner specified in Section 9.1 to each Management Committee Person at least three (3) Business Days before the date of such meeting. Notice of any meeting need not be given to any Management Committee Person who shall submit, either before or after the meeting, a signed waiver of notice. Attendance of a Management Committee Person at a meeting shall constitute a waiver of notice of such meeting, except when the Management Committee Person attends the meeting for the express purpose of objecting at the beginning thereof to the transaction of any business because the meeting is not lawfully called or convened. Notice of any adjourned meeting, including the place, date and time of the new meeting, shall be given to all Management Committee Persons not present at the time of the adjournment, as well as to the other Management Committee Persons unless the place, date and time of the new meeting is announced at the adjourned meeting.

            5.4 Quorum and Voting. No action may be taken by the Man agement Committee unless a quorum is present, and, unless otherwise specified in this Agreement, the affirmative vote of a majority of the Management Committee Persons present shall be required for any act or decision thereof. No Management Committee Person shall be disqualified from acting on any matter because such Management Committee Person is interested in the matter to be acted upon by the Management Committee. A quorum for any meeting of the Management Committee shall be comprised of a majority of the Management Committee Persons.

            5.5 Procedural Matters of the Management Committee.

                  (a) Each Management Committee Person shall have one vote on all matters presented to the Management Committee for decision or approval, other than with respect to any matter as to which there is a deadlock, in which instance the acting Chairman of such meeting shall cast an additional deciding vote.

                  (b) Any action required or permitted to be taken at any meeting of the Management Committee may be taken without a meeting, without prior notice and without a vote, if all of the Management Committee Persons consent in writing to such action. Such consent shall be filed with the minutes of the proceedings of the Management Committee and shall have the same effect as an unanimous vote of the Management Committee.

                  (c) The Management Committee shall cause to be kept a book of minutes of all of its actions by written consent and its meetings in which there shall be recorded the time and place of such meeting, whether regular or special (and if special, how called), the notice thereof given, the names of those present and the proceedings thereof. Upon reasonable notice, any Member shall have the right, at reasonable times during business hours, to inspect for any proper purpose such book of minutes, and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such Member's interest as a Member of the Company.

                  (d) At each meeting of the Management Committee, the Chairman, or in the absence of the Chairman, the Chief Executive Officer, or in the absence of the Chief Executive Officer, a Management Committee Person chosen by a majority of the Management Committee Persons present, shall act as Chairman of the meeting. The Chairman shall appoint a secretary of the meeting who shall produce the written minutes of the meeting. The order of business of the meeting of the Management Committee shall be determined by the Chairman of the meeting. The secretary of the meeting may be a person who is not a Management Committee Person.

                  (e) Management Committee Persons may participate in a meeting of the Management Committee by means of telephonic conference or similar communications equipment by means of which all persons participating in the meeting can hear one another, and such participation shall constitute presence in person at such meeting.

            5.6 Designation of Officers, Term, etc.

                  (a) The Management Committee may elect or appoint officers of the Company, including a Chairman, a Chief Executive Officer, a President, a Secretary and a Treasurer of the Company, and may elect or appoint one or more Vice Presidents and such other officers of the Company as the Management Committee may reasonably determine. The Management Committee may use descriptive words or phrases to designate the standing, seniority or area of special competence of the officers elected or appointed. Any two or more offices may be held by the same person. All officers shall have such authority and perform such duties in the management of the Company as the Management Committee or the Chief Executive Officer may from time to time reasonably determine, and may act on behalf of the Company in the manner and regarding such matters as is provided for in this Article V or as may be authorized by the Management Committee or the Chief Executive Officer. The Management Committee may from time to time establish, increase, reduce or otherwise modify responsibilities of the officers of the Company or may create or eliminate offices as the Company may consider appropriate.

                  (b) Each officer elected by the Management Committee shall serve until his or her successor is duly elected as provided herein or, if earlier, until his or her death, resignation or removal. A vacancy in any office because of death, resignation, removal, or any other cause shall be filled for the unexpired portion of the term in the manner prescribed in this Agreement for the regular election to such office.

                  (c) Any officer may resign at any time by so notifying the Management Committee and the Secretary in writing. Such resignation shall take effect upon receipt of such notice or at such later time as is therein specified, and unless otherwise specified, the acceptance of such resignation shall not be necessary to make it effective. Any officer elected or appointed by the Management Committee may be removed with or without cause. The election of an individual as an officer shall not of itself create a right to continued employment with the Company.

                  (d) Salaries and other compensation of the officers of the Company shall be fixed from time to time by unanimous vote of the Management Committee.

            5.7 DZ Option Plan. The Management Committee shall authorize and shall cause DZ to adopt, on the Senior Debt Conversion Date or as promptly as practicable thereafter, one or more option plans or other employee benefit plans to provide for the issuance to officers and employees of DZ (other than any Members or Affiliates of Members) of common stock of DZ (the "DZ Equity") or other securities of DZ convertible into or exchangeable for DZ Equity representing, in the aggregate, up to 10% of the fully diluted DZ Equity outstanding immediately following the Senior Debt Conversion Date at an exercise price per share no less than the imputed price per share of the DZ Equity held by the Company immediately following the Senior Debt Conversion Date based upon the value of the capital contributions to the Company through such date (such imputed price per share, the "DZ Per Share Price"). The Management Committee shall authorize and shall cause DZ to issue, on the Senior Debt Conversion Date or as promptly as practicable thereafter, to the Chief Executive Officer of DZ options to acquire up to 5% of the fully diluted DZ Equity outstanding immediately following the Senior Debt Conversion Date at an exercise price per share equal to the DZ Per Share Price, it being understood that the DZ Equity issuable upon the exercise of the options granted to the Chief Executive Officer of DZ pursuant to this sentence shall comprise a portion of the 10% of the fully diluted DZ Equity which shall be issuable upon the exercise of the options or other securities granted to any officer or employee of DZ pursuant to the first sentence of this Section 5.7.

            5.8 Certain Post-Conversion Matters. Subject to applicable law, on the Senior Debt Conversion Date (or as soon as practicable thereafter), the Management Committee shall authorize and shall cause DZ to enter into an agreement with SM Acquisition and BF Acquisition on terms substantially similar to those set forth in Sections 5.8(a), 5.8(b), 5.8(c) and 5.8(d).

                  (a) If DZ proposes to issue or sell any DZ Equity to any Unaffiliated Buyer other than DZ Equity which may be issued (i) to officers or employees of DZ pursuant to the options, stock option plans or other employees benefit plans contemplated by Section 5.7 hereof, (ii) as consideration in connection with the merger or consolidation of DZ with or into another Person pursuant to which DZ shall be the surviving entity, (iii) as consideration in connection with the acquisition by DZ of all or substantially all of the assets, capital stock or other ownership interests of another Person, (iv) in connection with any reorganization of DZ or (v) pursuant to a public offering of DZ Equity, with respect to which a registration statement shall have been filed under the Securities Act, which, in each case, is approved by the Management Committee in accordance with the terms of this Agreement, then the Company shall cause DZ to give notice (a "Preemptive Rights Notice") of such proposed issuance or sale to each of SM Acquisition, BF Acquisition and any other Person to whom DZ has granted rights substantially similar to those set forth in Sections 5.8(a), 5.8(b) and 5.8(c) (each, a "Holder"), which notice shall be delivered at least 10 Business Days prior to such proposed issuance or sale and shall state the price and other material terms and conditions upon which such proposed issuance or sale is to be made to the Unaffiliated Buyer. In the event that (A) DZ issues or sells DZ Equity in connection with a transaction of the type described in clause (ii), (iii) or (iv) of this Section 5.8(a), (B) the BF Minimum Ownership Condition was satisfied immediately prior to such issuance or sale and (C) immediately following such issuance or sale, the BF Minimum Ownership Condition would not be satisfied solely as a result of such issuance or sale, then the percentage set forth in clause (x) of the definition of "BF Minimum Ownership Condition" shall be reduced to the percentage of the fully diluted DZ Equity (assuming the full exercise of any unexercised portion of any BF Warrants) beneficially owned, in the aggregate, by BF Acquisition and its Affiliates (other than the Company) immediately following such issuance or sale.

                  (b) For a period of ten (10) Business Days following the delivery of a Preemptive Rights Notice, each Holder shall have the right to purchase or subscribe for a percentage of the total number of shares of DZ Equity to be issued or sold by DZ equal to such Holder's Preemptive Rights Percentage (as hereinafter defined) on the same price and other terms and conditions as are applicable to the Unaffiliated Buyer; provided, that, in the case of BF Acquisition, such right shall only apply if the BF Minimum Ownership Condition is satisfied immediately prior to such issuance or sale of DZ Equity by DZ (such rights of each Holder being referred to herein as such Holder's "Preemptive Rights").

                  (c) Preemptive Rights shall be exercisable by any Holder by delivery of written notice to DZ prior to the expiration of the 10-Business Day period referred to in Section 5.8(b), which notice may also indicate that such Holder elects to exercise the Unexercised Preemptive Rights, if any, with respect to the issuance or sale of DZ Equity by DZ to which such 10-Business Day period relates. The failure of any Holder to respond within such 10-Business Day period shall be deemed to be a waiver of such Holder's Preemptive Rights with respect to such issuance or sale of DZ Equity by DZ. A Holder's "Preemptive Rights Percentage" shall mean such Holder's pro rata ownership interest in the fully diluted DZ Equity at the time of any issuance or sale of DZ Equity by DZ based upon such Holder's Interest (if such Holder is a Member), the DZ Equity held directly by such Holder or any of its Affiliates (other than the Company) and, if at the time of such issuance or sale of DZ Equity by DZ such Holder is the beneficial owner of any security convertible into or exercisable for DZ Equity, the DZ Equity issuable upon the full conversion or exercise of any unconverted or unexercised portion of such security.

                  (d) If the 10-Business Day period referred to in Section 5.8(b) expires and any Holder has not elected to exercise its Preemptive Rights (such unexercised Preemptive Rights being referred to herein as the "Unexercised Preemptive Rights") with respect to a proposed issuance or sale by DZ of DZ Equity, then (i) BF Acquisition, if it elected to exercise the Unexercised Preemptive Rights with respect to such issuance or sale of DZ Equity by DZ in accordance with Section 5.8(c), shall be deemed to have exercised the Unexercised Preemptive Rights of SM Acquisition, if any, and to have purchased or subscribed for the shares of DZ Equity attributable thereto and (ii) each Holder, if any, who elected to exercise the Unexercised Preemptive Rights with respect to such issuance or sale of DZ Equity by DZ in accordance with Section 5.8(c) shall be deemed to have exercised the portion of such Unexercised Preemptive Rights which is exercisable for a number of shares of DZ Equity equal to the product of (x) the difference between such number of shares of DZ

Equity (I) for which such Unexercised Preemptive Rights are exercisable and (II) deemed purchased or subscribed for, if any, pursuant to clause (i) of this
Section 5.8(d) and (y) the quotient of (A) such Holder's Preemptive Rights Percentage and (B) the sum of the Preemptive Rights Percentage of each Holder who elected to exercise the Unexercised Preemptive Rights in accordance with
Section 5.8(c).

                  (e) After the Senior Debt Conversion Date, for so long as (i) the Company, SM Acquisition and BF Acquisition and any of their respective Affil iates collectively own more than *****% of the DZ Equity and (ii) the BF Minimum Ownership Condition is satisfied, BF Acquisition shall be entitled to nominate an aggregate number (rounded to the nearest whole number with .5 and above rounded to the next whole number) of directors for election to the Board of Directors of DZ equal to the greater of (x) one and (y) the product of (A) the BF Ownership Percentage at the time of determination and (B) the aggregate number of directors comprising the Board of Directors of DZ at the time of determination, and each of the Company, SM Acquisition and BF Acquisition and any of their respective Affiliates shall vote or cause to be voted all shares of DZ Equity with respect to which such Person is entitled to vote in favor of such nominee(s); and

                  (f) After the Senior Debt Conversion Date, for so long as the BF Minimum Ownership Condition is satisfied, the Company will not authorize and will not cause to be entered into by DZ any transaction or series of related transactions with the Company or any of the Company's Affiliates unless such transaction or series of related transactions is on terms that are no less favorable to DZ than those that would have been obtainable by DZ at the time of such transaction or series of related transactions in a comparable transaction (or series of comparable related transactions) with an unrelated Person, and unless, if such transaction or series of related transactions has a value that is, in the aggregate, equal to or more than (i) $******, if the Sales Percentage (as hereinafter defined) is equal to or more than $*****, (ii) the Sales Percentage, if the Sales Percentage is less than $****** but more than $******, or (iii) $**** , if the Sales Percentage is equal to or less than $******, BF Acquisition has given its prior written consent. The term "Sales Percentage" shall mean ****% of DZ's consolidated sales for its latest fiscal year.

            5.9 Management of DZ Bankruptcy.

                  (a) Prior to the Senior Debt Conversion Date, BF Acquisition and any of its Affiliates shall have the right, and are hereby authorized, after prior consultation with SM Acquisition and subject to the provisions of Section 5.9(b), to take all actions on behalf of the Company in respect of the Bankruptcy Case, including, without limitation, to serve on an official committee of unsecured creditors, to negotiate with DZ and other creditors, to appear and file pleadings and other papers with the Bankruptcy Court and to execute and deliver (in the name of and on behalf of the Company) and file in such Bankruptcy Case, any proof of claim, statement or demand which BF Acquisition and its Affiliates may reasonably determine to be required or appropriate in respect of the Company's DZ Senior Debt; provided, however, that BF Acquisition shall not, and shall not permit any of its Affiliates to, without the prior written consent of SM Acquisition, (i) consent to any compromise, reduction or any other treatment of the Company's claim in respect of the DZ Senior Debt held by the Company pursuant to a plan of reorganization or otherwise, (ii) accept or reject any plan of reorganization proposed in the Bankruptcy Case, (iii) execute, file or submit any plan of reorganization in the Bankruptcy Case or (iv) consent to the appointment of a trustee, the dismissal or conversion of the Bankruptcy Case or relief from the automatic stay by the holders of the DZ Senior Debt. Notwithstanding anything to the contrary contained in this Agreement, BF Acquisition and its Affiliates shall not, by executing, delivering or filing any such proof of claim, statement or demand, become liable or responsible in any respect for the legality, adequacy or sufficiency thereof, and shall have no liability for any other act taken pursuant to their rights in this Section 5.9(a), except for such acts that involve gross negligence or willful misconduct on the part of BF Acquisition or its Affiliates.

                  (b) During the Bankruptcy Case, BF Acquisition shall, and shall cause its representatives to, (i) confer on a regular and frequent basis with SM Acquisition and its representatives with respect to the status and proceedings of the Bankruptcy Case, (ii) as promptly as reasonably practicable, furnish SM Acquisition and its representatives with copies of all documents, data and other information concerning DZ, the DZ Senior Debt or the Bankruptcy Case that BF Acquisition or its Affiliates may from time to time possess and
(iii) deliver to SM Acquisition drafts of all documents and other papers to be filed with the Bankruptcy Court (in the name of or on behalf of the Company) in respect of the Bankruptcy Case within a reasonable time prior to filing or submitting such documents and other papers so as to afford SM Acquisition and its representatives an opportunity to review and comment thereon.

                                   ARTICLE VI

            EXCULPATION; INDEMNIFICATION; LIABILITY; OUTSIDE BUSINESS

            6.1 Exculpation.

                  (a) A Member shall not have personal liability to the Company or its Members for damages for any breach of duty in such capacity; provided, however, that nothing in this Section 6.1 shall eliminate or limit the liability of any such Member if a judgment or other final adjudication adverse to such Member establishes that such Member's acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that such acts were not performed in accordance with Section 409 of the Act.

                  (b) None of the Members shall have the power to bind any other Member except as specifically provided in this Agreement. None of the Members or the Company shall be responsible or liable for any indebtedness, liability or obligation of any other Member incurred either before or after the execution of this Agreement, except that the Company shall be responsible and liable for indebtedness, liabilities or obligations incurred in connection with activities within the proper business purposes of the Company and pursuant to direct authorization of the Manage ment Committee or a duly authorized officer of the Company.

            6.2 Indemnification.

                  (a) The Company shall (subject to subsection (b) of this Section 6.2) indemnify any person (an "Indemnitee") who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding brought by or against the Company, whether civil, criminal, administrative or investigative, including, without limitation, an action by or in the right of the Company to procure a judgment in its favor, by reason of the fact that such Indemnitee is or was a Member, a Management Committee Person, a member of any other committee of the Company or an officer of the Company, or at the relevant time, being or having been such a Member, a Management Committee Person, a member of any other committee of the Company or an officer of the Company, or that such Indemnitee is or was serving at the request of the Company as a partner, director, officer or trustee of another Person, against all expenses, including attorneys' fees and disbursements, judgments, fines and amounts paid in settlement actually and reasonably incurred by such Indemnitee in connection with such action, suit or proceeding. Notwithstanding the foregoing, no indemnification shall be provided to or on behalf of any Indemnitee if a judgment or other final adjudication adverse to such Indemnitee establishes that (i) such Indemnitee's acts were committed in bad faith or were the result of active and deliberate dishonesty and, in either case, were material to the cause of action so adjudicated or (ii) such Indemnitee in fact personally gained a financial profit or other advantage to which such Indemnitee was not legally entitled.

                  (b) Any indemnification under subsection (a) of this Section
6.2 (unless ordered by a court) shall be made by the Company only as authorized in the specific case upon a determination that the indemnification of the Indemnitee is proper under the circumstances because he or she has met the applicable standard of conduct set forth in subsection (a) of this Section 6.2. Such determination shall be reasonably made by the Management Committee or, if the Management Committee so directs, by independent legal counsel in a written opinion.

                  (c) The Company may (to the extent permitted by applicable law), in the reasonable judgment of the Management Committee, pay expenses incurred in defending any action, suit or proceeding described in subsection (a) of this Section 6.2 in advance of the final disposition of such action, suit or proceeding.

                  (d) The Company may (to the extent permitted by applicable law), in the reasonable judgment of the Management Committee, purchase and maintain insurance on behalf of any Indemnitee against any liability asserted against him or her, whether or not the Company would have the power by law to indemnify him or her against such liability.

                  (e) The indemnification provided by this Section 6.2 shall not be deemed exclusive of any other rights to indemnification to which those seeking indemnification may be entitled under any agreement, determination of the Management Committee or otherwise. The rights to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Section 6.2 shall continue as to an Indemnitee who has ceased to be a Member, a

Management Committee Person, a member of any other committee of the Company or an officer of the Company (or other person indemnified hereunder) and shall inure to the benefit of the executors, administrators, legatees and distributees of such person.

                  (f) The provisions of this Section 6.2 shall be a contract between the Company, on the one hand, and each Indemnitee who served in such capacity at any time while this Section 6.2 is in effect, on the other hand, pursuant to which the Company and each such Indemnitee intend to be legally bound. No repeal or modification of this Section 6.2 shall affect any rights or obligations with respect to any state of facts then or theretofore existing or thereafter arising or any proceeding theretofore or thereafter brought or threatened based in whole or in part upon such state of facts.

            6.3 Outside Businesses. Any Member or Affiliate thereof may acquire, invest in, or otherwise engage in, directly or indirectly, any other business ventures of any nature or description, independently or with others, similar or dissimilar to the business of the Company, and the Company and the Members shall have no rights by virtue of this Agreement in and to such independent ventures or the income or profits derived therefrom, and the pursuit of any such venture, even if competitive with the business of the Company, shall not be deemed wrongful or improper. No Member or Affiliate thereof shall be obligated to present any particular investment opportunity to the Company even if such opportunity is of a character that, if presented to the Company, could be taken by the Company, and any Member or Affiliate thereof shall have the right to take for its own account (individually or as a partner, member, shareholder, fiduciary or otherwise) or to recommend to others any such particular investment opportunity. Nothing contained in this Section
6.3 shall be construed to absolve any Member or Affiliate thereof from any fiduciary duty of such Person imposed by operation of law or otherwise as a result of such Person being a director, officer or shareholder of DZ.

                                   ARTICLE VII

                     DISSOLUTION; LIQUIDATION AND WINDING-UP

            7.1 Events of Dissolution. The Company shall be dissolved and its affairs wound up upon the earliest to occur of any of the following:

                  (a) the vote or written consent of Members holding at least two-thirds of the Interests electing to dissolve the Company;

                  (b) the vote or written consent of at least two-thirds of the Management Committee Persons;

                  (c) the death, retirement, resignation, expulsion, Bankruptcy or dissolution of any Member or the occurrence of any other event that terminates the continued membership of a Member in the Company; unless within 90 days after such event a Majority in Interest (excluding the Interest held by the terminated Member) elect in writing to continue the Company;

                  (d) the entry of a decree of judicial dissolution of the Company under Section 702 of the Act; and

                  (e) 60 days after the assignment, sale, transfer or other disposition of all or substantially all of the assets, properties and business of the Company.

            7.2 Liquidation and Winding-Up. If the Company is dissolved pursuant to Section 7.1, the Company shall be liquidated and wound up in accordance with the Act and the following provisions:

                  (a) The financial officers of the Company shall be directed to prepare a balance sheet of the Company as of the date of dissolution in accordance with generally accepted accounting principles, which balance sheet shall be reported upon by the Company's independent public accountants.

                  (b) The assets, properties and business of the Company shall be liquidated by the Management Committee as promptly as possible, provided that such liquidation is carried out in an orderly and businesslike manner so as to maximize value and not involve undue sacrifice, and in any event within one year from the date of the dissolution event. Notwithstanding the foregoing, if the Management Committee reasonably determines not to sell all or any portion of the properties and assets of the Company, such properties and assets shall be distributed in kind in the order of priority set forth in subsection (d); provided, however, that the fair market value of such properties and assets (as reasonably determined by the Management Committee in good faith, unless BF Acquisition requests an appraisal and at the time of such request, BF Acquisition is a Member of the Company and the BF Minimum Ownership Condition is satisfied, in which case the fair market value of such properties and assets shall be determined by an Independent Appraiser, which determination, in either case, shall be binding and conclusive on the parties) shall be used in determining the extent and amount of a distribution in kind of such properties and assets in lieu of actual cash proceeds of any sale or other disposition thereof. The fees and expenses of such Independent Appraiser shall be borne by the Company.

                  (c) Net Income or Net Loss of the Company for the year(s) of liquidation shall be credited or charged to the Capital Accounts of the Members in accordance with the allocation provisions set forth in Section 2.4.

                  (d) The proceeds of sale of all or substantially all of the properties and assets of the Company and all other properties and assets of the Company not sold, as provided in subsection (b) above, and valued at the fair market value thereof as provided in such subsection (b), shall be applied and distributed as follows, and in the following order or priority:

                        First, to creditors of the Company, including Members who were creditors, to the extent permitted by law, in satisfaction of all debts and liabilities of the Company and the expenses of liquidation not otherwise adequately provided for (whether by payment or the making of reasonable provisions for the payment thereof), including, without limitation, the setting up of any reserves that are reasonably necessary for any contingent, conditional or unmatured liabilities or obligations of the Company arising out of, or in connec tion with, the Company; and

                        Second, the remaining proceeds to the Members in proportion to the positive balances of their Capital Accounts, determined after the allocation of all Net Income and Net Loss and items of income, gain, expense and loss.

                  (e) Articles of Dissolution of the Company, as required by law, shall be filed.

            7.3 Calculation of Gain or Loss. The amount by which the fair market value of any property to be distributed in kind to the Members exceeds or is less than the basis of such property shall, to the extent not otherwise recognized to the Company, be taken into account in computing gain or loss of the Company for purposes of crediting or charging the Capital Accounts of, and distributing proceeds to, the Members under Section 7.2.

            7.4 Claims of the Members. Members and former Members shall look solely to the Company's assets for the return of their Capital Contributions, and if the assets of the Company remaining after payment of or due provision for all debts, liabilities and obligations of the Company are insufficient to return such Capital Contributions, the Members and former Members shall have no recourse against the Company or any other Member.

            7.5 Survival of Rights, Duties and Obligations. Dissolution, liquidation or winding up of the Company for any reason shall not release any party from liability which at the time of such dissolution, liquidation or winding up already had accrued to any other party or which thereafter may accrue in respect to any act or omission prior to such dissolution, liquidation or winding up.

                                  ARTICLE VIII

                         TRANSFER; ADMISSION OF MEMBERS;
                              RIGHT OF FIRST OFFER

            8.1 General Restrictions.

                  (a) (i) Except as otherwise permitted in this Article VIII, no Member shall Transfer, directly or indirectly, any Interest unless a Majority in Interest (other than such Transferring Member) has approved such Transfer (which approval may be withheld in the sole discretion of each such non-Transferring Member); provided, however, that subject to the other provisions of this Article VIII, each of SM Acquisition and BF Acquisition may Transfer without the approval of any other Member, in a single transaction or series of related transactions, all of its respective Interest, except for a portion of its respective Interest equal to *****% of its respective Interest as of the date hereof (the portion of such Member's Interest that is so transferable, a "Transferable Interest"; provided, that at no time shall the aggregate Transferrable Interests of all Members exceed *******% of the aggregate Interests, (ii) for so long as BF Acquisition is a Member of the Company, it shall cause each of Jay Goldsmith and Harry Freund (or their respective estates) to remain the sole controlling (within the meaning of Rule 405 under the Securities Act) Persons of BF Acquisition and any Permitted Transferee of BF Acquisition to which BF Acquisition Transfers all or any portion of its Interest pursuant to Section 8.2 and (iii) for so long as each of SM Acquisition and BF Acquisition are Members of the Company and the BF Minimum Ownership Condition is satisfied, SM Acquisition shall cause each of the members of Wellspring Associates L.L.C., a New York limited liability company, as of the date hereof (or any of such member's respective estates) to remain the sole controlling (within the meaning of Rule 405 under the Securities
Act) Persons of SM Acquisition and any Permitted Transferee of SM Acquisition to which SM Acquisition Transfers all or any portion of its Interest pursuant to
Section 8.2. It is hereby acknowledged and agreed that (x) any such Transfer shall constitute a Transfer by such Member in violation of this Agreement, shall be void ab initio and shall not be recognized by the Company and (y) any such change in controlling persons of BF Acquisition or SM Acquisition shall be deemed a breach of this Agreement by BF Acquisition or SM Acquisition, as the case may be; provided, however, that the obligations of BF Acquisition and SM Acquisition set forth in clauses (ii) and (iii) above shall inure solely to the benefit of SM Acquisition and BF Acquisition (and their Permitted Transferees), respectively, and no other Member (or other Person) shall be entitled to enforce, or seek or obtain any remedy with respect to, the obligations of BF Acquisition and SM Acquisition set forth in clauses (ii) and (iii) above.

                  (b) The BF Non-Transferable Rights are personal to BF Acquisition and, notwithstanding anything to the contrary contained in this Agreement, are non-transferable by BF Acquisition to any Person (other than a Permitted Transferee of BF Acquisition).

                  (c) Without limiting the generality of Sections 8.1(a) and 8.1(b) above, other than pursuant to a Transfer in compliance with the provisions of this Agreement, no Member shall (and each Member shall cause its Affiliates not to) enter into any agreement, arrangement or understanding, written or oral, pursuant to which it shall Transfer, or otherwise grant to or provide any Person, directly or indirectly, its Interest or any of its rights or interests under this Agreement.

            8.2 Permitted Transfers. At any time and from time to time and subject to Section 8.1(a)(i), any Member may Transfer all or any portion of such Member's Interest (i) with respect to any Member who is an individual, to a member of such Member's immediate family, which shall include his parents, spouse, siblings, children and grandchildren ("Family Members"), or a trust, corporation, partnership or limited liability company, all of the beneficial interests in which are held by such Member or one or more Family Members of such Member; provided, however, that during the period in which any such trust, corporation, partnership or limited liability company holds any right, title or interest in any Interest, no Person other than such Member and his Family Members may be or become beneficiaries, shareholders, partners or members thereof and (ii) with respect to a Member who is not an individual, to such Member's Affiliates. Any Transfer made pursuant to this Section 8.2 shall not be subject to any of the other provisions of this Article VIII (other than Section 8.3).

            8.3 Procedures for Transfers.

                  (a) Notwithstanding any other provisions of this Agreement, no Transfer of a Member's Interest may be made pursuant to any Section of this Agreement unless (i) an instrument of Transfer and assumption in form and substance reasonably satisfactory to the Management Committee, executed by the Transferor and the Transferee of the Interest, pursuant to which, among other things, the Transferee of the Interest shall acknowledge that such transferred Interest is subject to the restrictions imposed pursuant to this Agreement and applicable Federal and state securities laws, together with such additional instruments and documents as shall be reasonably requested by the Management Committee shall be delivered to the Management Committee and (ii) counsel to the Company shall have delivered to the Company an opinion (unless (x) such opinion is waived by the Management Committee or (y) with respect to the opinions contained in clauses (i) and (iii) below, such Transfer shall cause (A) each Person who was a Member immediately prior to such Transfer to cease to be a Member upon the occurrence of such Transfer or (B) the Company to have only one
(1) Member upon the occurrence of such Transfer) reasonably satisfactory in form and substance to the Management Committee opining that:

                        (i) such Transfer, when added to the total of all other Transfers of Interests in the Company within the preceding twelve (12) months, would not result in any Federal income tax consequences which may be materially adverse to the Company or the Members;

                        (ii) such Transfer would not violate the Securities Act, or any state securities or "blue sky" laws applicable to the Company or the Interest to be Transferred;

                        (iii) such Transfer would not cause the Company to lose its status as a partnership for Federal income tax purposes; and

                        (iv) such Transfer shall not impose liability or reporting obligations on the Company or any Member thereof in any jurisdiction, whether domestic or foreign, or result in the Company or any Member thereof becoming subject to the jurisdiction of any court or governmental entity anywhere, other than the states, courts and governmental entities in which the Company is then subject to such liability, reporting obligation or jurisdiction.

                  (b) Any Person that acquires an Interest pursuant to this
Article VIII shall (i) subject to clause (ii) below, succeed to all rights of the transferor of the Interest with respect to such transferred Interest and
(ii) assume the pro rata portion of the Capital Account of the transferring Member that related to the portion of the Interest being transferred to such Person (and for purposes of the allocation and distribution provisions of Sections 2.4 and 2.6 such Person shall be treated as if any allocations and distributions previously made with respect to such transferred Interest had been made to such Person and not to the Transferring Member). To the extent permitted by law, a Transferring Member shall have no liability for amounts required to be paid with respect to such Member's Interest after the Transferee of such Interest is admitted as a substituted Member (other than with respect to amounts owed, but not paid, by such Transferring Member as an additional capital contribution or otherwise prior to such Transfer).

            8.4 Admission of Additional Members by the Company. The Company may, from time to time, upon the approval of the Management Committee, issue Interests to any Person, which Interests may have such preferences, rights and designations and such other terms and conditions as the Management Committee may reasonably determine, and such Person shall, upon such issuance and fulfillment of the conditions set forth in Section 8.5, be admitted to the Company as a Member.

            8.5 Additional or Substituted Members. As a condition to the admission of any Person as an additional or substituted Member, the Person to be admitted shall execute and acknowledge such instruments, in form and substance reasonably satisfactory to the Management Committee, as the Management Committee may deem reasonably necessary or desirable to effectuate such admission and to confirm that such Person has agreed to be bound by all of the covenants, terms and conditions of this Agreement, as the same shall have been amended. Such Persons shall become Members on the last to occur of (a) their making contributions to the capital of the Company, to the extent required by the Management Committee; (b) their execution of the instruments described in the first sentence of this Section 8.5; (c) the approval of any other Person whose approval thereof may be necessary; (d) subject to Section 9.4, the making of all necessary amendments, modifications and restatements of this Agreement as the Management Committee may deem appropriate to reflect a change or modification of the Company or of the respective rights of the Members hereunder (including such adjustment in Interests and in Capital Accounts as may be required to admit a new Member and to reflect the issuance of an Interest to a new Member); and (e) the filing of an Amendment to the Articles of Organization with the Secretary of State of the State of New York if, in the opinion of the Management Committee, such filing is required; and thereupon such Persons shall be included in the definition of Members, and as parties to this Agreement, for all purposes of this Agreement. Upon becoming a substituted Member, such Person shall be substituted for, and shall enjoy the same rights and be subject to the same obligations as, the Member from whom such Person received its Interest; provided, however, that any Transferee (other than a Permitted Transferee) of all or any portion of BF Acquisition's Interest shall not be entitled to the benefit of any BF Non-Transferable Right. Any thing herein to the contrary notwithstanding, the Company and the Management Committee shall be entitled to treat the Transferor of an Interest as the absolute owner thereof in all respects, and shall incur no liability for distributions made in good faith to the Transferor, until such time as a Transfer meeting all of the requirements of this Article VIII has been made and a written assignment that conforms to the requirements of this Article VIII has been received by the Company.

            8.6 Rights of First Offer and First Refusal Pre-Senior Debt Conversion Date.

                  (a) If, at any time prior to the Senior Debt Conversion Date, any Member other than SM Acquisition (such Member, the "Offering Member") desires to Transfer any or all of its Interest (other than to a Permitted Transferee), the Offering

Member shall first give written notice to the Company and SM Acquisition (the "First Offer Notice"), which First Offer Notice shall identify the Interest proposed to be Transferred (the "Offered Interest").

                  (b) For a period of ten (10) Business Days following the delivery of the First Offer Notice pursuant to Section 8.6(a), SM Acquisition shall have the right, but not the obligation, to elect to purchase all of the Offered Interest at a purchase price equal to the product of (i) the purchase price paid by the Company for the DZ Senior Debt or the value attributed to the DZ Senior Debt upon its contribution to the Company, as the case may be, and
(ii) the Offered Interest (expressed as a percentage). The right of SM Acquisition to elect to purchase the Offered Interest under this Section 8.6(b) shall be exercisable by delivery of written notice, prior to the expiration of the 10-Business Day period referred to in this Section 8.6(b), to the Offering Member with a copy of such written notice to the Company. The failure of SM Acquisition to respond within such 10-Business Day period shall be deemed to be a waiver of its right to purchase the Offered Interest.

                  (c) If the 10-Business Day period referred to in Section 8.6(b) expires and SM Acquisition has not elected to purchase all of the Offered Interest, the Offering Member shall have the right, subject to compliance with Sections 8.1 and 8.3 hereof, to Transfer such Offered Interest to any buyer in a bona fide transaction consummated within 60 Business Days following the expiration of the 10-Business Day period referred to in Section 8.6(b), as such 60-Business Day period may be extended solely for the purpose of allowing the parties to such proposed Transfer to comply with any applicable laws, rules or regulations of any Governmental Authority and only for so long as such parties are using their commercially reasonable efforts to consummate such Transfer; provided, that not less than five (5) Business Days prior to the consummation of such Transfer, the Offering Member shall have furnished the Company with a certificate signed by such Offering Member, which certificate shall (i) identify the prospective buyer and include an acknowledgment from the prospective buyer to the effect that it agrees to be bound by the terms of this Agreement, (ii) state the aggregate purchase price for the Offered Interest to be paid by the prospective buyer and (iii) describe all other material terms and conditions of the proposed Transfer of the Offered Interest. If such proposed Transfer of the Offered Interest to a buyer is not consummated within such 60-Business Day period, as extended if applicable, and prior to the Senior Debt Conversion Date for any reason, then the restrictions provided for herein shall again become effective, and no Transfer of such Offered Interest may be made thereafter by the Offering Member without again offering the same to SM Acquisition in accordance with Section 8.6(a).

                  (d) If SM Acquisition shall exercise its option pursuant to
Section 8.6(b), the Transfer of the Offered Interest to SM Acquisition resulting from the exercise of such option shall be subject to compliance with Section 8.3 hereof and shall take place at the offices of the Company no later than the twentieth Business Day after the expiration of the 10-Business Day period referred to in Section 8.6(b), or such later date as shall be required solely for the purpose of allowing the parties to such proposed Transfer to comply with any applicable laws, rules or regulations of any

Governmental Authority for so long as such parties are using their commercially reasonable efforts to consummate such Transfer. On such closing date, the Offering Member Transferring the Offered Interest shall execute and deliver instruments, in form and substance reasonably satisfactory to SM Acquisition, assigning all of its right, title and interest in the Offered Interest to SM Acquisition, against payment therefor, free and clear of all liens, claims or other encumbrances, other than restrictions imposed pursuant to this Agreement and applicable Federal and state securities laws.

                  (e) If, at any time prior to the Senior Debt Conversion Date, SM Acquisition desires to Transfer any or all of its Interest (other than to a Permitted Transferee), and has received a bona fide offer to purchase such Interest from an Unaffiliated Buyer (the "Unaffiliated Offer") and desires to accept such Unaffiliated Offer, then prior to accepting such Unaffiliated Offer, SM Acquisition shall first give written notice to the Company and BF Acquisition (the "SM First Refusal Notice") if, at the time SM Acquisition desires to accept such Unaffiliated Offer, BF Acquisition is a Member of the Company and the BF Minimum Ownership Condition is satisfied. Any SM First Refusal Notice delivered hereunder shall (i) identify the Interest proposed to be Transferred (the "SM First Refusal Interest"), (ii) provide all the material terms and conditions of the Unaffiliated Offer and (iii) state the proposed aggregate purchase price for the SM Offered Interest (the "SM First Refusal Price"), which price must be payable in cash, Marketable Securities or any combination thereof in full upon consummation of the Unaffiliated Offer.

                  (f) For a period of ten (10) Business Days following the delivery of the SM First Refusal Notice pursuant to Section 8.6(e), BF Acquisition shall have the right, but not the obligation, to elect to purchase all of the SM First Refusal Interest (x) for the SM First Refusal Price, payable in cash or by delivery of Marketable Securities having a Market Value (determined as of the Business Day immediately preceding the closing date for such Transfer) equal to the excess of such SM First Refusal Price over the amount of cash, if any, delivered by BF Acquisition on such closing date, and
(y) upon other material terms and conditions no less favorable to SM Acquisition than as are set forth in the SM First Refusal Notice. The right of BF Acquisition to elect to purchase the SM First Refusal Interest under this
Section 8.6(f) shall be exercisable by delivery of written notice, prior to the expiration of the 10-Business Day period referred to in this Section 8.6(f), to SM Acquisition with a copy of such written notice to the Company. The failure of BF Acquisition to respond within such 10-Business Day period shall be deemed to be a waiver of its right to purchase the SM First Refusal Interest.

                  (g) If the 10-Business Day period referred to in Section 8.6(f) expires and BF Acquisition has not elected to purchase all of the SM First Refusal Interest, SM Acquisition shall have the right, subject to compliance with Sections 8.1, 8.3 and 8.9 (to the extent any Member (other than SM Acquisition) exercises its rights thereunder), to Transfer such SM First Refusal Interest to the party set forth in the SM First Refusal Notice for no less than the SM First Refusal Price set forth therein and upon material terms and conditions no less favorable to SM Acquisition than as are set forth in such SM First Refusal Notice within 60 Business Days following the expiration of the 10-Business Day period referred to in Section 8.6(f), as such 60-Business Day period may be extended solely for the purpose of allowing the parties to such proposed Transfer to comply with any applicable laws, rules or regulations of any Governmental Authority and only for so long as such parties are using their commercially reasonable best efforts to consummate such Transfer; provided, that not less than five (5) Business Days prior to the consummation of such Transfer, SM Acquisition shall have furnished the Company with a certificate signed by SM Acquisition, which certificate shall (i) identify the prospective buyer and include an acknowledgment from the prospective buyer to the effect that it agrees to be bound by the terms of this Agreement, (ii) state the aggregate purchase price for the SM First Refusal Interest to be paid by the prospective buyer and (iii) describe all other material terms and conditions of the proposed Transfer of the SM First Refusal Interest; provided, further, that such certificate shall not be required to be delivered in the event that, as a result of such Transfer, the Transferee would hold all of the Interests. If such proposed Transfer of the SM First Refusal Interest to a buyer is not consummated within such 60-Business Day period, as extended if applicable, for any reason, then the restrictions provided for herein shall again become effective, and no Transfer of such SM First Refusal Interest may be made prior to the Senior Debt Conversion Date by SM Acquisition without again offering the same to BF Acquisition in accordance with Section 8.6(e). In addition to the rights granted to SM Acquisition under this Section 8.6(g), if (x) the SM First Refusal Interest consists of all of SM Acquisition's

Interest and (y) BF Acquisition has not elected to purchase all of the SM First Refusal Interest pursuant to Section 8.6(f), SM Acquisition shall be entitled to exercise its rights under Section 8.8 with respect to such SM First Refusal Interest.

                  (h) If BF Acquisition shall exercise its option pursuant to
Section 8.6(f), the Transfer of the SM First Refusal Interest to BF Acquisition resulting from the exercise of such option shall be subject to compliance with
Section 8.3 and shall take place at the offices of the Company no later than the twentieth Business Day after the expiration of the 10-Business Day period referred to in Section 8.6(f), or such later date as shall be required solely for the purpose of allowing the parties to such proposed Transfer to comply with any applicable laws, rules or regulations of any Governmental Authority for so long as such parties are using their commercially reasonable best efforts to consummate such Transfer. On such closing date, SM Acquisition shall execute and deliver instruments, in form and substance reasonably satisfactory to BF Acquisition, assigning all of its right, title and interest in the SM First Refusal Interest to BF Acquisition, against payment therefor, free and clear of all liens, claims or other encumbrances, other than restrictions imposed pursuant to this Agreement and applicable Federal and state securities laws.

            8.7 Right of First Offer Post-Senior Debt Conversion Date.

                  (a) If, at any time after the Senior Debt Conversion Date, any Member other than SM Acquisition (such Member, the "Post-Conversion Offering Member") desires to Transfer any or all of its Interest (other than to a Permitted Transferee), the Post-Conversion Offering Member shall first give written notice to the

Company and the other Members (the "Post-Conversion First Offer Notice"), which Post-Conversion First Offer Notice shall (i) identify the Interest proposed to be Transferred (the "Post-Conversion Offered Interest"), (ii) provide all the material terms and conditions on which the Post-Conversion Offering Member desires to consummate the Transfer and (iii) state the proposed aggregate purchase price for the Post-Conversion Offered Interest (the "Post-Conversion First Offer Price"), which price must be payable in cash, Marketable Securities or any combination thereof in full upon consummation of the Transfer.

                  (b) For a period of ten (10) Business Days following the delivery of the Post-Conversion First Offer Notice pursuant to Section 8.7(a), SM Acquisition shall have the right, but not the obligation, to elect to purchase all of the Post-Conversion Offered Interest (x) for the Post-Conversion First Offer Price, payable in cash or by delivery of Marketable Securities having a Market Value (determined as of the Business Day immediately preceding the closing date for such Transfer) equal to the excess of such Post-Conversion First Offer Price over the amount of cash, if any, delivered by SM Acquisition on such closing date, and (y) upon other material terms and conditions no less favorable to the Post-Conversion Offering Member as are set forth in the Post-Conversion First Offer Notice. The right of SM Acquisition to elect to purchase the Post-Conversion Offered Interest under this Section 8.7(b) shall be exercisable by delivery of written notice, prior to the expiration of the 10-Business Day period referred to in this Section 8.7(b), to the Post-Conversion Offering Member with a copy of such written notice to the Company. The failure of SM Acquisition to respond within such 10-Business Day period shall be deemed to be a waiver of its right to purchase the Post-Conversion Offered Interest. If SM Acquisition waives its right to purchase the Post-Conversion Offered Interest, the Company shall give notice to each other Member, if any, and each such other Member, if any, shall have the right, but not the obligation, to elect to purchase all of the Post-Conversion Offered Interest (x) for the Post-Conversion First Offer Price, payable in cash or by delivery of Marketable Securities having a Market Value (determined as of the Business Day immediately preceding the closing date for such Transfer) equal to the excess of such Post-Conversion First Offer Price over the amount of cash, if any, delivered by such Member on such closing date, and (y) upon other material terms and conditions no less favorable to the Post-Conversion Offering Member as are set forth in the Post-Conversion First Offer Notice. Each such other Member shall give written notice to the Company within five (5) Business Days after its receipt of notice from the Company advising the Company whether it wishes to purchase such Post-Conversion Offered Interest. If more than one such Member gives such written notice to the Company, then each such Member shall be entitled to purchase its pro rata share of the Post-Conversion Offered Interest for its pro rata portion of the Post-Conversion First Offer Price, based on the relative Interests of all such Members that have elected to purchase the Post-Conversion Offered Interest.

                  (c) If, after the 5-Business Day period referred to in Section 8.7(b), all of the Post-Conversion Offered Interest has not been elected to be purchased by the Members, the Post-Conversion Offering Member shall have the right, subject to compliance with Sections 8.1 and 8.3 hereof, to Transfer such Post-Conversion Offered Interest to any buyer in a bona fide transaction consummated within 60 Business Days following the expiration of the 5-Business Day period referred to in Section 8.7(b), as such 60-Business Day period shall be extended solely for the purpose of allowing the parties to such proposed Transfer to comply with any applicable laws, rules or regulations of any Governmental Authority and only for so long as such parties are using their commercially reasonable best efforts to consummate such Transfer, for no less than the Post-Conversion First Offer Price set forth in the Post-Conversion First Offer Notice and upon other material terms and conditions no less favorable to the Post-Conversion Offering Member than the material terms and conditions set forth in the Post-Conversion First Offer Notice; provided, that not less than five (5) Business Days prior to the consummation of such Transfer, the Post-Conversion Offering Member shall have furnished the Company with a certificate signed by such Post-Conversion Offering Member, which certificate shall (i) identify the prospective buyer and include an acknowledgment from the prospective buyer to the effect that it agrees to be bound by the terms of this Agreement, (ii) state the aggregate purchase price for the Post-Conversion Offered Interest to be paid by the prospective buyer and (iii) describe all other material terms and conditions of the proposed Transfer of the Post-Conversion Offered Interest. If such proposed Transfer of the Post-Conversion Offered Interest to a buyer is not consummated within such 60-Business Day period, as extended if applicable, for any reason, then the restrictions provided for herein shall again become effective, and no Transfer of such Post-Conversion Offered

Interest may be made thereafter by the Post-Conversion Offering Member without again offering the same to SM Acquisition (and the other Members, if any) in accordance with Section 8.7(a).

                  (d) If the option pursuant to Section 8.7(b) is exercised by SM Acquisition or any other Member, the Transfer of the Post-Conversion Offered Interest resulting from the exercise of such option shall be subject to compliance with Section 8.3 and shall take place at the offices of the Company no later than the twentieth Business Day or such later date as may be required solely for the purpose of allowing the parties to such proposed Transfer to comply with any applicable laws, rules or regulations of any Governmental Authority for so long as such parties are using their commercially reasonable best efforts to consummate such Transfer, after the expiration of the 5-Business Day period referred to in Section 8.7(b). On such closing date, the Post-Conversion Offering Member Transferring the Post-Conversion Offered Interest shall execute and deliver instruments, in form and substance reasonably satisfactory to such purchasing Member or Members, as the case may be, assigning all of its right, title and interest in the Post-Conversion Offered Interest to such purchasing Member or Members, as the case may be, against payment therefor, free and clear of all liens, claims or other encumbrances, other than restrictions imposed pursuant to this Agreement and applicable Federal and state securities laws.

            8.8 Take-Along Right of SM Acquisition. Subject to BF Acquisition's rights under Sections 8.6(e), 8.6(f) and 8.6(h), if SM Acquisition proposes to Transfer all of its Interest at any time to a third party buyer (the

"Unaffiliated Buyer"), then SM Acquisition may, at its option, deliver a notice (the "Buyout Notice") to the Company and the other Members (a) stating that it proposes to consummate such Transfer and that it exercises its rights under this
Section 8.8, and (b) setting forth the name and address of the Unaffiliated Buyer and the proposed purchase price. The Members (other than SM Acquisition) agree that, upon receipt of the Buyout Notice, they shall be obligated to sell all of their Interests to the Unaffiliated Buyer at a price (based on such Member's pro rata ownership of Interests at the time of determination) equal to and subject to the same terms and conditions as the price and terms and conditions received by SM Acquisition for its Interest. Notwithstanding anything to the contrary contained in this Agreement, SM Acquisition shall be entitled to exercise its rights under this Section 8.8 without compliance with any of the provisions contained in Section 8.1 or 8.3.

            8.9 Tag-Along Rights. If at any time SM Acquisition desires to Transfer to an Unaffiliated Buyer more than 20% of the outstanding Interests, SM Acquisition shall give written notice (the "Tag-Along Notice") to BF Acquisition at least 10 Business Days prior to the Transfer. BF Acquisition may, upon giving written notice to SM Acquisition and the Company within 5 Business Days after its receipt of the Tag-Along Notice, participate in such Transfer by including in such Transfer an amount of its Interest equal to the product of (x) the Interest to be Transferred by SM Acquisition to the Unaffiliated Buyer, and (y) the percentage ownership of the Company represented by BF Acquisition's Interest. The Transfer by BF Acquisition pursuant to this Section 8.9 shall be made on the same terms and conditions as those applicable to the Transfer by SM Acquisition and BF Acquisition shall comply with the provisions of Sections 8.1 and 8.3 with respect to such Transfer. The failure of BF Acquisition to respond within such 5-Business Day period shall be deemed to be a waiver of its right to participate in such Transfer pursuant to this Section 8.9.

            8.10 Election to Adjust Tax Basis. The Tax Matters Person may, but (unless the affected Member agrees to pay the associated costs) need not, cause the Company to make an election or, with the consent of the Commissioner of Internal Revenue, to revoke any election made under Section 754 of the Code to adjust the basis of Company property under Sections 734 and 743 of the Code, and each Member agrees to furnish the Company with all information necessary to give effect to any such election. The Tax Matters Person may elect to make any other election permitted under any provision of the Code if, in the opinion of the Tax Matters Person, such election would be advantageous to the Members as a group or to any Member without being disadvantageous to any other Member.

            8.11 Certain Transfers. If, at any time prior to the Senior Debt Conversion Date, SM Acquisition Transfers all of its Interest and exercises its rights under Section 8.8, notwithstanding anything to the contrary contained in this Agreement, BF Acquisition shall be entitled to receive from SM Acquisition an amount equal to the amount BF Acquisition would have received under Article VII if the Company had been liquidated.

            8.12 Notice of Certain Transfers. If, at any time after the Senior Debt Conversion Date, SM Acquisition intends to Transfer more than ******% of its

Interest, SM Acquisition shall give at least ten (10) Business Days written notice to BF Acquisition setting forth such intention, unless SM Acquisition shall have theretofore delivered a notice pursuant to Section 8.7, 8.8 or 8.9, as the case may be.

                                   ARTICLE IX

                               GENERAL PROVISIONS

            9.1 Notices. Whenever provision is made in this Agreement for the giving of any notice, such notice shall be in writing and shall be deemed to have been duly given if mailed by first class United States mail, postage prepaid, delivered personally, telegraphed, telexed, sent by facsimile transmission or sent by overnight courier, if to the Members, to the addresses therefor set forth on Schedule 2.1, and if to the Company, to:

                  Birch Holdings LLC
                  c/o Wellspring Associates L.L.C.
                  620 Fifth Avenue, Suite 216
                  New York, New York  10020
                  Attention: Greg S. Feldman
                  Telecopier: (212) 332-7575

            with a copy to:

                  Paul, Weiss, Rifkind, Wharton & Garrison
                  1285 Avenue of the Americas
                  New York, New York 10019-6064
                  Attention:  James M. Dubin, Esq.
                  Telecopier:  (212) 757-3990
            and to:

                  B1 Investments LLC
                  c/o Balfour Investors Incorporated
                  620 Fifth Avenue
                  New York, NY 10020
                  Attention:  Ken Grossman
                  Telecopier:  (212) 265-8049

or to such other address, in any such case, as any party hereto shall have last designated by notice to the other parties hereto. Notice shall be deemed to have been given on the day that it is so delivered personally, telegraphed, telexed or sent by facsimile transmission and the appropriate answerback received or, if sent by overnight courier, shall be deemed to have been given one day after delivery to the courier company, or if mailed, three days following the date on which such notice was so mailed.

            9.2 Power of Attorney. Each Management Committee Person, at the request of the Management Committee, shall execute such amendment of the Articles of Organization, restated Articles of Organization or other documents or certificates as the Management Committee deems necessary or appropriate to comply with the laws of any jurisdiction in which the Company does business. Each Member and each Management Committee Person hereby appoints James M. Dubin as its true and lawful representative and attorney-in-fact, in its name, place and stead to make, execute, sign and file all instruments, documents and certificates that, from time to time, may be required by the laws of the United States of America, the State of New York or any other State in which the Company shall determine to do business, or any political subdivision or agency thereof, and that are consistent with the terms hereof. James M. Dubin, as representative and attorney-in-fact, however, shall not have any right, power of authority to amend or modify this Agreement when acting in such capacity, which amendment or modification shall only be effected in accordance with the provisions of Section 9.4.

            9.3 Entire Agreement; Non-Waiver. This Agreement and the BF Warrant Agreement constitute the entire agreement of the parties with respect to the Company and supersedes all prior agreements, written or oral, with respect thereto. No delay on the part of any party in exercising any right hereunder shall operate as a waiver thereof, nor shall any waiver, express or implied, by any party of any right hereunder or of any failure to perform or breach hereof by any other party constitute or be deemed a waiver of any other right hereunder or of any other failure to perform or breach hereof by the same or any other Member, whether of a similar or dissimilar nature thereof.

            9.4 Amendments. This Agreement may be amended from time to time upon the approval of at least a Majority in Interest.

            9.5 Further Assurances. Each of the Members hereby agrees to execute and deliver all such other and additional instruments and documents and to do such other acts and things, at the request of the Management Committee, as may be reasonably necessary or appropriate to carry out the intent and purposes of this Agreement.

            9.6 Applicable Law. This Agreement, the relations, rights and duties of the Members among themselves, and all matters pertaining to the Members and the Company, shall be governed by and construed under and in accordance with the laws of the State of New York applicable to agreements entered into and to be performed wholly within such State (without regard to principles of conflicts of laws).

            9.7 Severability. In the event that any provision of this Agreement shall be declared to be invalid, illegal or unenforceable, such provision shall survive to the extent it is not so declared, and the validity, legality and enforceability of the other provisions hereof shall not in any way be affected or impaired thereby, unless such action would substantially impair the benefits to either party of the remaining provisions of this Agreement.

            9.8 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

            9.9 Table of Contents and Headings. The table of contents and headings in this Agreement are solely for convenience of reference and shall not affect the interpretation or construction of any of the provisions hereof.

            9.10 No Third Party Rights. Except for the rights of parties expressly created hereby, this Agreement is intended solely for the benefit of the parties hereto and is not intended to confer any benefit upon, or create any rights in favor of, any Person other than the parties hereto.

            9.11 Changes of Law. In the event that the adoption of or any change in law, rule, regulation, or directive (or in the interpretation or application thereof) at any time after the date hereof does or shall have the effect of eliminating or reducing the restrictions on the transferability of interests in an entity (with attributes similar to those of the Company) in order for such entity to maintain its status as a partnership for Federal income tax purposes and the Tax Matters Person shall determine that the Company shall be entitled to rely on such law, rule, regulation or directive (or interpretation or application thereof), the Members hereby agree to amend this Agreement to reflect such elimination or reduction of the restriction on transferability of the Interests set forth in Section 8.1(a)(i) in an equitable manner as determined by the Tax Matters Person, in its reasonable discretion.

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement, or caused this Agreement to be executed by their respective duly authorized officers, on the date first above written.

                                       MEMBERS

                                       BIRCH ACQUISITION LLC



                                       By: /s/ Martin S. Davis
                                           -------------------------------------
                                           Name:  Martin S. Davis
                                           Title: Managing Member


                                       B1 INVESTMENTS LLC



                                       By: /s/ Jay Goldsmith
                                           -------------------------------------
                                           Name:  Jay Goldsmith
                                           Title: Member



                                       WITHDRAWING MEMBER


                                       /s/ Martin S. Davis
                                       -------------------------------------
                                       Martin S. Davis

                                                             Schedule 2.1 to the
                                                            Amended and Restated
                                                             Operating Agreement
                                                           of Birch Holdings LLC

                                    Members;
                    Initial Capital Contributions; Interests

      Name and Address                 Initial Capital
         of Member                      Contributions          Interest
      ----------------                 ---------------         --------

Birch Acquisition LLC                     $*********            *****%
620 Fifth Avenue
Suite 216
New York, NY 10020

B1 Investments LLC                        $*********             *****%
c/o Balfour Investors Incorporated
620 Fifth Avenue
New York, NY 10020

                                                             Schedule 5.2 to the
                                                            Amended and Restated
                                                             Operating Agreement
                                                           of Birch Holdings LLC

Management Committee Persons
----------------------------

Martin S. Davis
Greg S. Feldman
Designee of BF Acquisition
Scott Bernstein